Exhibit 10.2

OPERATING LEASE

between

WO GRAND HOTEL, LLC,

Landlord

And

PLEASANT VALLEY 350 CATERING ASSOCIATES, L.L.C.,

Tenant

Leased Property:

Catering Facility
Wilshire Grand Hotel
350 Pleasant Valley Way
West Orange, New Jersey

i

ARTICLE 26 Miscellaneous	34
ARTICLE 27 Guaranty.	37

EXHIBIT A Floor Plan of Facility	A-1
EXHIBIT B Floor Plan of Premises	B-1
EXHIBIT C Landlord’s Reservations	C-1

This index is included only as a matter of convenience of reference and shall not be deemed or construed in any way to define or limit the scope of the following Lease or the intent of any provision thereof.
ii

OPERATING LEASE

OPERATING LEASE (this “Lease”), dated as of September _____, 2005, between WO GRAND HOTEL, LLC, a New Jersey limited liability company, having an address c/o Wilshire Enterprises, Inc. One Gateway Center, 10th Floor, Newark, New Jersey 07102 (“Landlord) and PLEASANT VALLEY 350 CATERING ASSOCIATES, L.L.C., a New Jersey limited liability company with an address at 131 U.S. Route 46, Suite 45, Lodi, New Jersey 07644 (“Tenant”).

 RECITALS:
WHEREAS,

1.       Landlord is the owner of certain real property and the improvements located thereon including, without limitation, a hotel, catering facility and restaurant complex, known collectively as the Wilshire Grand Hotel and located at 350 Pleasant Valley Way, West Orange, New Jersey (collectively, the “Facility”), a floor plan of the first floor of which is annexed hereto and made a part hereof as Exhibit A; and

2.     Landlord, as seller, and 350 Pleasant Valley Hotel Associates, L.L.C., as buyer, have entered into a Hotel Purchase Agreement dated of even date herewith (the “Purchase Agreement”) pursuant to which Landlord agreed to sell to such buyer and such buyer agreed to acquire from Landlord, the Facility, upon the terms and conditions set forth in the Purchase Agreement;

3.     350 Pleasant Valley Hotel Associates, L.L.C. is an affiliate of Tenant, having common ownership with Tenant;

4.     In connection with the Purchase Agreement and prior to the closing thereunder, Tenant desires to use and occupy the portion of the Facility currently being used as a catering facility and Landlord is agreeable thereto, subject to and upon the terms, covenants and conditions set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt and sufficient of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

ARTICLE 1

Demise and Term

1.01     Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the following (the “Leased Property”):

(a)       the portion of the first floor of the Facility shown hatched on the floor plan annexed hereto as Exhibit B and made a part hereof (the “Premises”); and

(b)      the FF&E (as hereinafter defined).

Tenant acknowledges that the floor plan annexed hereto as Exhibit B is solely for the purpose of identifying the Premises and nothing set forth in this Lease shall be construed to be a representation or covenant as to the dimensions and/or square foot area of the Premises. Tenant acknowledges that the floor plan annexed hereto as Exhibit A is solely for the purpose of identifying the Facility and nothing set forth in this Lease shall be construed to be a representation or covenant as to the dimensions and/or square foot area of the Facility.

1.02     The term of this Lease (the “Term”) shall commence on the date hereof (the “Commencement Date”), and shall end on the earliest to occur of the following (the “Expiration Date”): (i) the date of any expiration or termination of the Purchase Agreement, (ii) December 29, 2005 (provided that if, and only if, the Scheduled Closing Date (as defined in the Purchase Agreement) is duly extended pursuant to Section 9.1 of the Purchase Agreement, then the date “December 29, 2005” set forth in this clause shall be deemed to be the earlier of (x) the adjourned Closing Date (as defined in the Purchase Agreement) pursuant to the Purchase Agreement and (y) March 28, 2006, or (iii) the date such Term shall sooner cease and terminate as herein provided. For all purposes of this Lease, the term “Business Day” shall mean any Monday through Friday that is not a New Jersey State or Federal holiday for which financial institutions or post offices are generally closed in the State of New Jersey. The foregoing notwithstanding, only if the Closing (as defined in the Purchase Agreement) shall actually occur on the Scheduled Closing Date (as defined in the Purchase Agreement, and as same may be adjourned pursuant to the Purchase Agreement), and if Buyer shall request a reasonable period prior to the Scheduled Closing Date, then immediately prior to the Closing (but subject to the Closing actually occurring) the Term shall be extended to the date two (2) days after Closing, but such extension shall be without liability or obligation on the part of Landlord (and this exculpation of Landlord shall survive the Closing and the extension of the term).

1.03     Tenant acknowledges delivery of possession of the Leased Property and accepts the Leased Property in its “as is” condition on the Commencement Date. Tenant further acknowledges that it has had full opportunity to inspect the Leased Property and the Facility and to review such documents and records as it deems necessary or appropriate concerning the Leased Property and the Facility, including, without limitation, the condition of the soil, subsoil, surface or other physical condition of the Facility; the existence or non existence of hazardous or toxic materials, wastes or substances or archaeological matters, the fitness or suitability of the Leased Property for any particular use or purpose, applicable restrictive covenants, governmental laws, rules, regulations, and limitations; the zoning subdivision, use, density, location or development of the Facility; the necessity or availability or unavailability of any rezoning, zoning variances, conditional use permits, special management area permits, building permits, environmental impact statements, certificates of occupancy and other governmental permits, approvals or acts; the physical condition of the Leased Property and the Facility, including but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping and electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances (if any), the Facility’s compliance or non-compliance with any building code, OSHA, the ADA and other Legal Requirements (as such terms are hereinafter defined), the size, dimension, or topography of the Leased Property and the Facility and surface, soil geologic, drainage, flooding or groundwater conditions or other physical conditions and characteristics of or affecting the Leased Property and the Facility or adjoining land. Tenant represents that it is not relying on any representation or warranty of Landlord or Landlord’s agents or employees with respect to the condition of the Leased Property and Tenant waives any claim or action against Landlord in respect thereof. Landlord makes no warranty or representation, express or implied, in respect of the Leased Property or any part thereof, either as to its fitness for use, design or condition for any particular use or purpose or otherwise, or as to the quality of the material or workmanship therein, latent or patent, it being agreed that all such risks are to be borne by Tenant. Tenant further acknowledges and agrees that Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Leased Property to prepare the Leased Property for Tenant’s occupancy.

1.04     During the Term, Tenant, its agents, employees, contractors, guests and invitees shall have the non-exclusive right to use, in common with Landlord and other tenants and occupants of the Facility, and their agents, employees, contractors, guests and invitees, the parking and landscaped areas, common entrances, exits, roadways, streets, curbs, driveways and delivery areas of the Facility that are designated by Landlord for common use at the Facility (the “Common Areas”). Landlord makes no representation as to the condition, use or otherwise with respect to the Common Areas. The Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, change and enforce reasonable rules and regulations with respect to the Common Areas, including, without limitation, with respect to the parking areas, for the proper care and operation of same, and Tenant agrees to abide by and conform with such rules and regulations. Landlord shall have the right, without liability to Tenant, to close any part of the Common Areas for such time as may be necessary for the repair, maintenance or replacement thereof and/or to make modifications to the Common Areas as Landlord deems necessary or desirable. Tenant agrees that it shall not use any portion of the Common Areas in any manner which would unreasonably or materially interfere with the use thereof by Landlord and/or any other occupant of the Facility and their agents, employees, contractors, guests and invitees. Except as expressly provided in this Lease, Tenant shall have no right to use any facilities or services of the Facility.

1.05     Notwithstanding any provision of this Lease to the contrary, in no event may Tenant, its employees, contractors, agents, guests and invitees (“Tenant Parties”) use more than an aggregate of 125 parking spaces at the Facility (the “Parking Areas”), it being acknowledged by Tenant that all of such parking spaces shall be at the rear of the Facility and that some or all of these parking spaces may be unstriped or unmarked. Tenant acknowledges that the Restaurant Tenant has been granted certain exclusive parking rights pursuant to the Restaurant Lease and Tenant agrees that no Tenant Party shall park vehicles in any area exclusively reserved for use by the Restaurant Tenant (as such area may change from time to time) Tenant further acknowledges that the number of spaces in the Parking Areas that are available for use by Tenant Parties may be insufficient to accommodate Tenant’s parking requirements and that Tenant may be required to locate alternate parking for Tenant Parties from time to time, which may include arrangements for valet parking for guests (without expense to Landlord) at Tenant’s events in the Premises. Tenant agrees to provide such valet parking whenever so requested by Landlord. Tenant’s employees and contractors shall park their vehicles only in such portions of the Parking Areas that are located in the rear of the Facility. Except as otherwise herein provided, Tenant Parties shall park trucks and delivery vehicles only in those portions of the Parking Areas at the rear of the facility that Landlord from time to time shall designate to Tenant, and no trucks may be parked anywhere in the Parking Areas except for delivery purposes. To the extent that Tenant’s contractors require parking in other portions of the Parking Areas in connection with the performance of their work in the Premises, such contractors shall park their vehicles only in those portions of the Parking Areas as Landlord may from time to time reasonably designate for that purpose.

ARTICLE 2

Taxes and Common Area Expenses

2.01     For the purposes of this Lease the words and terms which follow shall have the following meanings:

(a)     “Common Area Expenses” shall mean any and all costs and expenses incurred by Landlord in connection with the repair, maintenance and operation of the Common Areas or which otherwise are costs of repair, maintenance and/or operation of improvements, equipment, fixtures, and/or building systems shared by or servicing the Premises and other areas of the Facility (including without limitation exterior repair and maintenance, and repair and maintenance of building systems) (“Shared Facilities”), including, but not limited to the following: (i) repair, maintenance and cleaning (interior and exterior) of Common Areas and Shared Facilities, (ii) holiday decorations, (iii) the cost of all insurance carried by Landlord applicable to the Facility (such insurance not being limited to the Common Areas or the Shared Facilities, but to include all Landlord’s insurance respecting the Facility, including, without limitation, the hotel portion of the Facility) including, without limitation, primary and excess liability, fire and extended coverage, vandalism and all broad form coverage; (iv) supplies; (v) all charges for permits, approvals and authorizations required pursuant to applicable Legal Requirements; (vi) the cost of landscaping, site maintenance and refuse and snow removal including but not limited to curb cuts, curbs, and sidewalks adjacent to the Facility; (vii) repair and maintenance of the canopy, if any over the sidewalks; and (viii) cost of operating, servicing, maintaining, repairing and replacing the security, fire-alarm and other life-safety, and traffic systems.

(b)     “Taxes” shall mean any and all real estate taxes, assessments and special assessments, governmental levies, municipal taxes, county taxes, village taxes and school taxes, business improvement district assessments, special ad valorem levies, and any other governmental charges levied, assessed or imposed upon or with respect to the Facility including water charges and sewer rents, by any municipal or other governments or governmental bodies or authorities. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such taxes, assessments, charges and levies now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purposes hereof, but only to the extent such tax is imposed exclusively upon owners or lessees of real property and provided such tax is computed as if the Facility were the only property of Landlord. Except as set forth in the preceding sentence, the term “Taxes” shall, exclude any net income, franchise or “value added” tax, inheritance tax, gift or succession or transfer tax, capital stock, mortgage recording or estate tax imposed or constituting a lien upon Landlord, its members or partners or all or any part of the Facility.

(c)     “Tax Year” shall mean the fiscal year for real estate tax purposes adopted by the taxing authority occurring during the Term.

(d)     “CAM Statement” shall mean a statement in writing setting forth the amount payable by Tenant on account of Common Area Expenses.

(e)     “Tax Statement” shall mean a statement in writing setting forth the amount payable by Tenant on account of Taxes.

(f)     “Tenant’s Proportionate Tax Share” shall mean (a) thirty percent (30.0%) for the period from the date of this Lease until the date immediately preceding the date four (4) months after the date of this Lease and (b) thirty nine and six tenths percent (39.6%) for the period from and after the date four (4) months after the date of this Lease.

(g)     “Tenant’s Proportionate CAM Share” shall mean thirty percent (30.0%).

(h)     “Tenant’s Proportionate Utility Share” shall mean (a) twenty three percent (23%) for the period from the date of this Lease until the date immediately preceding the date fourteen weeks after the date of this Lease and (b) twenty-eight percent (28%) for the period from and after the date fourteen (14) weeks after the date of this Lease.

(i)     “Utility Costs” shall mean any and all costs and expenses incurred by Landlord for heat, ventilation, air-conditioning, electricity, gas, and/or any other utility furnished to the Facility or any part thereof (excluding, however, phone service, cable or computer service, and water service), including, without limitation, the hotel portion of the facility, the Common Areas, and/or the Premises, together with all applicable taxes, impositions, service charges, surcharges, premium time charges, standby charges, reservation charges, and all other charges of the provider of such utility service.

(j)      “Utility Statement” shall mean a statement in writing setting forth the amount payable by Tenant on account of Utility Costs.

2.02     Tenant shall pay to Landlord an amount equal to Tenant’s Proportionate Tax Share of Taxes for each Tax Year during which any portion of the Term occurs, prorated to reflect the portion of the Tax Year occurring during the Term (“Tenant’s Tax Amount”). Tenant shall pay to Landlord one twelfth (1/12th) of Tenant’s Tax Amount on the first day of each month during the Term on account of Tenant’s Tax Amount (partial months to be prorated), as same may be adjusted as hereafter provided. The parties confirm that Tenant shall pay $10,075.66 per month (partial months to be prorated) on account of Tenant’s Tax Amount for the period from the date hereof until and including January 29, 2006, and $13,723.61 per month (partial months to be prorated) on account of Tenant’s Tax Amount thereafter, subject to adjustment as hereinafter provided. If the Taxes for any Tax Year shall be adjusted by the taxing authority during the Term, or if Tenant’s Tax Amount otherwise shall change in accordance with the provisions of this Lease, or if the monthly amounts above specified must be revised to accurately reflect Tenant’s Tax Amount, Landlord shall furnish Tenant with notice of such adjustment and the corresponding adjustment in Tenant’s monthly payment on account of Tenant’s Tax Amount. If the Taxes for the Tax Year are adjusted such that the total amount paid by Tenant is less than Tenant’s Tax Amount, Tenant shall pay the amount of such deficiency to Landlord within then (10) days after Landlord shall furnish to Tenant a Tax Statement therefor. If the total amount paid by Tenant for any Tax Year exceeds Tenant’s Tax Amount, then provided Tenant is not in default under this Lease in respect of any monetary obligation of Tenant (without regard to any notice or cure period) or in default beyond any applicable notice and cure period in respect of any other obligation of Tenant under this Lease, Landlord shall pay the amount of such excess simultaneously with delivery of such Tax Statement to Tenant Notwithstanding any provision of this Lease to the contrary, if as a result of any work or improvements performed by Tenant in the Premises, any assessment is imposed or Taxes shall increase (a “Tenant Improvement Tax”), Tenant shall be solely responsible for such Tenant Improvement Tax and for purposes of this Lease the term Tenant’s Tax Amount shall include any such Tenant Improvement Tax. Tenant’s obligation to pay Tenant’s Tax Amount shall survive the expiration or sooner termination of this Lease.

2.03     Tenant shall pay to Landlord an amount equal to Tenant’s Proportionate CAM Share of Common Area Expenses for each calendar year in which any portion of the Term occurs, prorated to reflect the portion of the calendar year occurring during the Term (“Tenant’s CAM Amount”). Promptly following the Commencement Date Landlord shall furnish to Tenant a CAM Statement setting forth Landlord’s estimate of Common Area Expenses for the 2005 calendar year (each calendar year in which any portion of the Term occurs, a “Computation Year”). Tenant shall pay to Landlord on the first day of each month during the Term one-twelfth (1/12) of the amount shown on such CAM Statement (partial months to be prorated), as same may be adjusted as hereafter provided. If Landlord’s estimate of Tenant’s CAM Amount for any Computation Year shall change at any time, Landlord shall furnish Tenant with notice of such adjustment and the corresponding adjustment in Tenant’s monthly payment on account of Tenant’s CAM Amount. Following the end of each Computation Year Landlord shall furnish Tenant with a CAM Statement showing the actual Common Area Expenses for the Computation Year prorated to reflect the portion of the Computation Year occurring during the Term and Tenant’s Proportionate CAM Share thereof. If the total amount paid by Tenant on account of Common Areas Expenses is less than the amount shown on such CAM Statement, Tenant shall pay the amount of such deficiency to Landlord within twenty (20) days after Landlord shall furnish the CAM Statement to Tenant. If the total amount paid by Tenant exceeds the amount shown on such CAM Statement, then provided Tenant is not in default under this Lease, Landlord shall pay the amount of such excess to Tenant simultaneously with the delivery of such CAM Statement to Tenant. Tenant’s obligation to pay Common Area Expenses shall survive the expiration or sooner termination of this Lease.

2.04     Tenant shall pay to Landlord an amount equal to Tenant’s Proportionate Utility Share of Utility Costs for each calendar year in which any portion of the Term occurs, prorated to reflect the portion of the calendar year occurring during the Term (“Tenant’s Utility Amount”). Promptly following the Commencement Date Landlord shall furnish to Tenant a Utility Statement setting forth Landlord’s estimate of Utility Costs for the 2005 calendar year. Tenant shall pay to Landlord, on the first day of each month during the Term, one-twelfth (1/12) of the amount shown on such Utility Statement (partial months to be prorated), as same may be adjusted as hereafter provided. If Landlord’s estimate of Tenant’s Utility Amount for any Computation Year shall change at any time, Landlord shall furnish Tenant with notice of such adjustment and the corresponding adjustment in Tenant’s monthly payment on account of Tenant’s Utility Amount. Following the end of each Computation Year Landlord shall furnish Tenant with a Utility Statement showing the actual Utility Costs for the Computation Year prorated to reflect the portion of the Computation Year occurring during the Term and Tenant’s Proportionate Utility Share thereof. If the total amount paid by Tenant on account of Utility Costs is less than the amount shown on such Utility Statement, Tenant shall pay the amount of such deficiency to Landlord within twenty (20) days after Landlord shall furnish the Utility Statement to Tenant. If the total amount paid by Tenant exceeds the amount shown on such Utility Statement, then provided Tenant is not in default under this Lease, Landlord shall pay the amount of such excess to Tenant simultaneously with the delivery of such CAM Statement to Tenant. Tenant’s obligation to pay Utility Costss shall survive the expiration or sooner termination of this Lease.

2.05     Tenant shall pay to Landlord three hundred dollars ($300) per month, on the first day of each month (partial months to be prorated), commencing on the Commencement Date, representing the agreed upon payment by Tenant to Landlord for water consumed at the Premises (“Tenant’s Water Amount”).

2.06     Each Tax Statement, CAM Statement and Utility Statement (as the case may be, a “Statement”) shall be conclusive and binding upon Tenant, unless Tenant gives notice to Landlord within sixty (60) days after receipt of such Statement, of Tenant’s election to have Tenant’s designated (in such notice) Approved CPA (as hereinafter defined) examine such of Landlord’s books and records (collectively, “Records”) as are directly relevant to the Statement in question. In making such examination, Tenant agrees, and shall cause its designated Certified Public Accountant to agree, to keep confidential (i) any and all information contained in such Records and (ii) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination; and Tenant will confirm and cause its Certified Public Accountant to confirm such agreement in a separate written agreement, if requested by Landlord. Pending the resolution of any contest pursuant to the terms hereof, Tenant shall continue to pay all sums as determined to be due in the first instance by such Statement and upon the resolution of such contest, appropriate adjustment shall be made in accordance therewith. For purposes of this Lease, an “Approved CPA” shall mean a certified public accountant, licensed in the State of New Jersey, who is not an Affiliate (as hereinafter defined) of Tenant and is reasonably acceptable to Landlord, and who is not paid a fee or commission based in whole or in part on the amount of any reduction in the amounts payable by Tenant.

2.07     Tenant shall pay “Tenant Charges” consisting of all Taxes, Common Area Expenses, Utility Costs, Tenant’s Water Amount and all other sums of money as shall become due from and payable by Tenant to Landlord under this Lease, all to be paid in lawful money of the United States of America to Landlord at its office, or such other place, or to such agent, and at such place, as Landlord may designate by written notice to Tenant. Such payment of Tenant Charges shall be by check, subject to collection. Tenant covenants and agrees to pay all Tenant Charges promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as otherwise provided herein. Tenant’s obligation to pay Tenant Charges which have accrued prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease.

2.08     No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of the Tenant Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

2.09     If Tenant shall fail to pay Tenant Charges due hereunder for more than seven (7) days after the same becomes due and payable, Tenant shall pay Landlord a late charge of five cents ($0.05) for each dollar of such Tenant Charges as shall not have been paid to Landlord within said seven (7) day period; provided, however, that if Tenant shall default in the timely payment of any Tenant Charge on the date due more than two (2) times, then commencing with the third such event Tenant shall pay a late charge of five cents ($0.05) for each dollar of such Tenant Charges as shall not have been paid to Landlord on the date due, and such late charge shall be deemed to be Tenant Charges. Such late charge shall be without prejudice to any of Landlord’s rights and remedies hereunder or at law for nonpayment of rent, shall be in addition thereto and shall be deemed to be Tenant Charges.

2.10     If Tenant shall fail to pay any Tenant Charges by the date ten (10) day after the date on which such payment is due, in addition to (and not in lieu of) the late charge provided for Section 2.07 hereof, Tenant shall pay interest thereon at the rate which is the lesser of (i) ten (10%) percent per annum or (ii) the maximum rate of interest allowed by applicable law(s), if any, then prevailing, from the date on which such installment or payment is due to the date of payment thereof, and such interest shall be deemed to be Tenant Charges; provided, however, that if Tenant shall default in the timely payment of any Tenant Charge on the date due more than two (2) times, then commencing with the third such event Tenant shall pay interest thereon at the rate of ten (10%) percent per annum or the maximum rate of interest allowed by applicable law(s), if any, then prevailing, from the date on which such installment or payment is due to the date of payment thereof. Such interest charge shall be without prejudice to any of Landlord’s rights and remedies hereunder or at law for nonpayment of rent, shall be in addition thereto and shall be deemed to be Tenant Charges.

2.11     Anything herein to the contrary notwithstanding if, in the reasonable judgment of Landlord, it is possible to determine or to reasonably estimate whether there has been any overpayment or underpayment by Tenant of any Tenant’s Tax Amount, Tenant’s Cam Amount, Tenant’s Utility Amount, or any other Tenant Charge, respecting any period of time, prior to the expiration of the applicable Tax Year or Computation Year, as the case may be, Landlord shall have the right, but not the obligation, prior to the end of the applicable Tax Year or Computation Year, as the case may be, to furnish a Statement showing the actual (or Landlord’s reasonable estimate of) Tenant’s Tax Amount, Tenant’s Cam Amount, Tenant’s Utility Amount, or other Tenant Charge for the applicable period. If the total amount paid by Tenant on account of the applicable Tenant Charge is less than the amount shown on such Statement, Tenant shall pay the amount of such deficiency to Landlord within twenty (20) days after Landlord shall furnish the Statement to Tenant (or, if sooner, simultaneously with the Closing under the Purchase Agreement). If the total amount paid by Tenant exceeds the amount shown on such Statement, then provided Tenant is not in default under this Lease, Landlord shall pay the amount of such excess to Tenant simultaneously with the delivery of such Statement to Tenant. This provision shall survive the expiration or termination of this Lease.

ARTICLE 3

Tenant’s Use and Operating Covenants

3.01     Subject to and in accordance with the provisions of this Lease, Tenant shall use the Leased Property for the operation of a first-class, full service catering facility for on-premises events. Tenant agrees not to permit or suffer the use of the Leased Property for any other business or purpose.

3.02     Tenant, recognizing that the Facility has been developed and is maintained as a first-class hotel and restaurant complex and as an additional inducement to Landlord to enter into this Lease, covenants and agrees that at all times during the Term, the business to be conducted in the Premises, including, but not limited to, the (i) amenities, services, staffing, appearance and deportment of personnel, sales methods and advertising, and (ii) quality and presentation of food and beverages, menu, décor, style of furnishing, lighting and other appurtenances, and (iii) quality, condition, and utility of the equipment, and machinery used in connection therewith, will be in conformity with customary standards of practice among comparable facilities in Essex County, New Jersey and shall conform in all respects to the reasonable standards of the Facility consistent with the foregoing as communicated by Landlord to Tenant from time to time during the Term and all applicable Legal Requirements (collectively, the “Operating Standard”); it being understood and agreed that (i) the parties contemplate that the Operating Standard as applicable to the standards and quality of food and service for catering services are in all events intended to equal or exceed those of the catering services operating in the vicinity of the Facility known as Ridgefield Regency Caterers (of Bloomfield Avenue, Verona, NJ), Mayfair Farms Caterers (of Eagle Rock Avenue, West Orange, NJ), and Main Event Caterers (of Englewood, NJ) (the “Approved Off-Premises Caterers”), and (ii) the use of any caterer at the Premises other than the Approved Off-Premises Caterers shall require the prior written consent of Landlord in each instance (not to be unreasonably withheld or delayed provided such other caterer meets the Operating Standard). Tenant agrees that its failure to operate the Leased Property in accordance with the Operating Standard shall be a material default under this Lease. In no event may Tenant use or permit the use of the Premises for a cabaret, discothèque or bar or for any obscene or pornographic purposes or any nude or semi-nude performances and Tenant will not bring or permit any obscene or pornographic material on the Premises. For purposes hereof “pornographic” is defined as any object, writing or other material or any activity with prurient appeal or that is concerned with lewd or prurient sexual activity; and “obscene” is defined as it is in N.J.S. Section 2C:34-2 and 34-3.

3.03     Neither Tenant nor any Affiliate of Tenant shall or shall have any right to, without Landlord’s prior written consent in Landlord’s sole discretion, use the name “Wilshire” or any derivation thereof (either alone or in combination with any other words) to identify Tenant’s business or operations, whether at the Premises or otherwise, Landlord shall (except as may be otherwise specifically provided in the Purchase Agreement) have and retain all property rights in and the right to use the name “Wilshire” and “Wilshire Grand Hotel” and any other name of the Facility and Landlord shall have the absolute right to change the name of the Facility at any time and from time to time, upon reasonable prior notice to Tenant. Tenant shall have no property right to any such name whether or not same becomes associated with Tenant’s business at the Facility. For purposes of this Lease, an “Affiliate” of Tenant means any entity that directly or indirectly controls, is controlled by, or is under common control with Tenant and “control” shall mean possession of the power to direct or cause the direction of the policies and management of Tenant, whether by ownership of voting securities, contract or otherwise.

3.04     Landlord makes no representation that Tenant may lawfully use the Premises for any purpose, including without limitation the use permitted hereunder, and Tenant specifically acknowledges that no certificate of occupancy or any other certificate, permit or approval has been issued with respect to the Premises. Tenant agrees to make prompt, complete and full application to the applicable governmental authority for a permanent unconditional certificate of occupancy for the Premises approving the use thereof as a catering facility and Tenant shall, at Tenant’s sole cost and expense (except as otherwise expressly provided in Article 4 of this Lease), diligently and expeditiously prosecute such application, including, but not limited to, by performing all work, making all alterations and taking all other action as may be required in order to obtain such certificate of occupancy. Upon receipt of such certificate of occupancy, Tenant shall maintain same in full force and effect during the Term.

3.05     Tenant shall not at any time use or occupy the Leased Property or the Facility, or suffer or permit anyone to use or occupy the Leased Property, which in any manner (i) violates any certificate of occupancy (including any temporary certificate of occupancy) issued with respect to the Premises or any applicable certificate of occupancy (including any temporary certificate of occupancy) issued with respect to the Facility; (ii) causes or is liable to cause injury to the Leased Property or the Facility or any equipment, facilities or systems therein; (iii) constitutes a violation of any Legal Requirements or the requirements of insurance bodies; (iv) impairs or tends to impair the proper and economic maintenance, operation and repair of the Facility and/or its equipment, facilities or systems; (v) repeatedly or habitually annoys or inconveniences other tenants or occupants of the Facility; (vi) constitutes a nuisance, public or private; (vii) makes unobtainable from reputable insurance companies authorized to do business in the State of New Jersey any fire insurance with extended coverage, or liability, elevator, boiler or other insurance at standard rates required to be furnished by Landlord under the terms of any mortgages covering the Facility; or (viii) discharges objectionable fumes, vapors or odors into the Facility’s flues or vents or otherwise.

3.06     Tenant, at its sole cost and expense, shall (i) procure, comply with and thereafter maintain all necessary licenses, permits, certificates and other permissions required from time to time by any governmental authority having jurisdiction over the Facility and the Leased Property, for the proper and lawful operation of Tenant’s business in the Premises and the use thereof or which from time to time may become or are necessary with respect to any alteration, repair or improvement of the Leased Property, (ii) submit copies of all such licenses, permits and certificates to Landlord, for its inspection upon request and in all events prior to Tenant opening the Premises for the conduct of business, and (iii) submit copies of new or renewal licenses, permits and certificates, expiring during the term of this Lease at least twenty (20) days before such expiration. Tenant shall, at its sole cost and expense, but utilizing Landlord’s designated contractor, maintain all fire detection and fighting equipment and all appurtenances thereto which have been or are hereafter installed in the Leased Property. If any governmental authority having jurisdiction over the Facility and the Leased Property shall require additional fire fighting or detection equipment, Tenant agrees to install and (utilizing Landlord’s contractor, as aforesaid) maintain such equipment at its sole cost and expense.

3.07     Tenant further covenants and agrees that Tenant will, at Tenant’s sole cost and expense:

(i)     clean the interior and exterior of the windows and doors (including, in each case, the frames therefor) in the Premises and in the perimeter walls thereof whenever in the judgment of Landlord necessary but in no event less frequently than on a quarterly basis;

(ii)     keep the Leased Property clean, and in a neat, sanitary condition; keep the duct work to the main vertical risers clean in a manner and under conditions satisfactory to Landlord; keep all plumbing in the Leased Property and sanitary systems and installations serving the Leased Property in a good state of repair and operating condition to the points they connect with the main vertical risers and stacks of the Facility;

(iii)     as soon as practicable and in any event within five (5) days after any glass (including mirrors) in the Leased Property and the perimeter and demising walls thereof is broken or cracked, including a so-called “bulls eye” break in the glass, replace such glass with matching glass of similar kind and quality and as may be necessary or desirable in connection with such replacement, repair or replace the frames for such glass, and in the event Tenant shall fail to so replace such glass and if necessary repair or replace such frames as aforesaid in a manner satisfactory to Landlord, then Landlord, upon ten (10) days notice to Tenant, may replace the glass, if necessary, and repair or replace such frames on Tenant’s behalf and Tenant shall, within ten (10) days after Landlord’s demand therefor, pay to Landlord as Additional Rent the reasonable costs incurred by Landlord in so doing. Throughout the Term, Tenant shall keep all glass in the Leased Property and in the perimeter and demising walls thereof, the frames for such glass, and any lettering and ornamentation on such glass insured against damage (including temporary repairs) for the benefit of Tenant, Landlord, Landlord’s managing agent and any Superior Mortgagee or Superior Lessor (as such terms are hereinafter defined) whose name is furnished to Tenant by Landlord, furnishing Landlord with a separate policy or policies for such glass insurance, in such form and placed with such carriers as are required pursuant to the provisions of Article 12 of this Lease;

(iv)     keep the Leased Property free from rats, mice, insects and other vermin and, maintain a contract with a competent rodent, roach, insect or vermin exterminating company providing extermination services not less frequently than monthly;

(v)     contract for the removal of rubbish and refuse from the Leased Property with a contractor who is reasonably satisfactory to Landlord and bag and remove all rubbish and other debris from the Leased Property daily during hours and through areas designated by Landlord under conditions approved by Landlord;

(vi)     install any necessary grease traps and other apparatus and keep same clean and maintained in good order and repair for the purpose of preventing any stoppage or interference with the general plumbing or sewerage system of the Facility emanating from the Leased Property and promptly remove and/or repair any stoppage or interference with such plumbing or sewerage system; and

(vii)     maintain a fire suppression system in compliance with applicable Legal Requirements in good working condition.

3.08     Tenant shall not (i) permit or allow the sale or offering for sale of food or beverages from the Leased Property for off-premises consumption, (ii) distribute, anywhere in the vicinity of the Facility, circulars, flyers or any other type of printed advertisement or announcements, (iii) or keep or permit to be kept any animals (except seeing-eye dogs) in or about the Facility.

3.09     (a)     Promptly following the Commencement Date Tenant shall establish an office at a location in the Premises to be approved by Landlord (the area of which shall not exceed 900 square feet) and shall arrange for such staffing utilizing Tenant’s own personnel, office machinery, supplies and telephone service (including a telephone number separate from Landlord’s telephone number at the Facility) as may be required for the proper operation of the business to be conducted in the Premises in accordance with the Operating Standard, including but not limited to, receiving and accepting reservations for catering and other events to be held at the Premises (“Reservations”). Landlord agrees to transfer telephone calls for Tenant received at Landlord’s switchboard, to Tenant’s office telephone line and Tenant agrees to pay the incremental labor cost incurred by Landlord in connection therewith. Tenant shall maintain a written schedule of rates and charges for events to be held in the Premises which rates and charges shall be commercially reasonable and shall be subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld or delayed). Tenant shall furnish such scheduled rates and charges to Landlord upon request from time to time; and such rates approved by Landlord shall be utilized by Tenant for all events at the Premises (unless Landlord otherwise shall specifically agree in writing). Prior to accepting any Reservation, Tenant shall submit to Landlord, for Landlord’s approval, the name and address of the party making the Reservation (the “Reserving Party”), the date and time of the proposed Reservation, a brief description of the event, a reasonable estimate of the charges and such other information as Landlord shall reasonably request. Landlord shall not unreasonably withhold its consent to any Reservation submitted by Tenant, provided that Landlord may reject any Reservation if Landlord has received a Reservation for the same date and during hours that conflict with the Reservation submitted by Tenant. Subject to the foregoing, Tenant agrees to accept Reservations for events requiring an off-premises caterer to provide food and beverages, including, without limitation, events at which only kosher food and beverages may be served (“Special Reservations”); and in respect of such Special Reservations Tenant shall (at reasonable prices approved by Landlord) provide the room, set up, kitchen use (if the kitchen is then operational) (including, but not limited to, by making the kitchen available for inspection and cleaning, prior to the date of the Special Reservation) and similar services customarily supplied in such circumstances. Any off-premises caterer supplying food and/or beverages to the Premises shall be subject to Landlord’s approval (except for an Approved Off-Premises Caterer) and Tenant shall permit any off-premises caterer approved by Landlord to use the Leased Property in connection with any Special Reservation. If Tenant receives a request for any Special Reservation which is approved by Landlord in accordance with the provisions of this Section 3.09, Tenant will provide all reasonable cooperation in connection with any such Special Reservation. Notwithstanding any provision of this Section 3.09 to the contrary, Tenant agrees to honor, for its account, (i) all Reservations accepted by Landlord prior to the date hereof and any deposits made therefor, including, but not limited to the Reservations on the dates set forth on Exhibit C annexed hereto, and (ii) any Reservation made by Landlord after the date hereof provided same does not conflict with a Reservation previously approved by Landlord in accordance with the provisions of this Section 3.09. Tenant shall keep records and books of account in which full, true and correct entries in all material respects will be made of dealings and transaction in relation to the business and affairs of Tenant. Subject to the provisions of this Section 3.09(a), Tenant shall not enter into, accept, amend, revise, cancel or terminate any Reservation without the prior consent of Landlord (not to be unreasonably withheld or delayed). It is understood that Landlord makes no representation, warranty or guaranty concerning the Reservations set forth on Exhibit C, and Landlord shall have no liability or obligation to Tenant, nor shall Tenant have any rights or remedies as against Landlord or this Lease, if any party to any of the Reservations set forth on Exhibit C shall fail to honor its obligations in connection with any such Reservations, or otherwise shall default in connection therewith or cause any damage to Tenant in connection therewith.

(b)     Tenant shall deliver to Landlord, immediately upon receipt, all deposits, reservation fees and similar advance payments, whether in cash, by way of letter of credit or otherwise and held as security for the performance of the obligations of the parties to all of the Reservations, including without limitation Special Reservations (“Reservation Deposits”), together with such documents of assignment, if any, as Landlord from time to time may request. Landlord shall segregate the Reservation Deposits from monies of Landlord (it being agreed that cash Reservation Deposits shall be held by Landlord in a non-interest bearing account of Landlord), and, within a reasonable period of time after request by Tenant therefor (provided such request by Tenant is made at a reasonable time and in accordance with the terms of the Reservation) shall disburse the Reservation Deposit (or the applicable portion thereof) (i) to Tenant, when and if Landlord reasonably believes (based on written substantiation by Tenant) that such Reservation Deposit is payable to Tenant as a result of (1) a cancellation of the respective Reservation on terms which entitle Tenant to keep and retain the Reservation Deposit or (2) the performance by Tenant of Tenant’s obligations respecting the Reservation on terms which entitle Tenant to keep and retain the Reservation Deposit, or (ii) to the other party to the Reservation, when and if Landlord reasonably believes that such Reservation Deposit is payable to such party as a result of (1) a cancellation of the respective Reservation on terms which entitle such party to a return of the Reservation Deposit or (2) the failure of performance by Tenant of Tenant’s obligations respecting the Reservation on terms which entitle such party to a full or partial return of the Reservation Deposit. Tenant shall cooperate with Landlord in good faith to assist Landlord in determining when and whether a Reservation Deposit (or any portion thereof) shall be disbursed to Tenant or another party. If there shall be any dispute as to whether Tenant or another party to the Reservation Deposit (or any portion thereof), or if Landlord shall be unsure at to whether Landlord should disburse the Reservation Deposit (or any portion thereof) to Tenant or another party Landlord shall be entitled to hold the Reservation Deposit until: (i) Landlord receives instructions signed by both Tenant and the other party, setting forth the manner in which the Reservation Deposit shall be delivered or (ii) Landlord files an interpleader action, naming Tenant and the other party as defendants and setting forth their respective adverse claims to the Reservation Deposit, and the Reservation Deposit shall be delivered in accordance with an order or judgment issued by a court of competent jurisdiction. Tenant shall not dispose of or encumber all or any part of the Reservation Deposit while on deposit with Landlord. Tenant agrees that Landlord shall not be liable to Tenant or any other party for any act or omission on its part respecting the Reservation Deposits unless such action is taken or suffered as the result of the willful misconduct or gross negligence of Landlord. Landlord shall incur no liability for acting upon any instruction, notice, receipt or document believed by it to be genuine and to have been made, signed, sent or presented by a person or persons authorized to perform such acts. Landlord shall have no duty or obligation to ascertain the truth or accuracy of any factual statements made by either of the parties respecting the Reservation Deposits and shall have no liability whatsoever for any action taken in reliance upon any assertion of fact contained in any document or receipt respecting same. Tenant shall be liable to and shall reimburse and indemnify Landlord for, and defend and hold it harmless against, any loss, claim, cost, obligation, liability or expense, including but not limited to reasonable attorneys’ fees and expenses, incurred by Landlord in connection with the Reservation Deposits and/or Landlord’s good faith efforts to perform its agreements respecting the Reservation Deposits (except to the extent of such loss, liability, or expense incurred as the result of the willful misconduct or gross negligence of Landlord); and the provisions of this sentence shall survive the expiration or termination of this Lease.

3.10     Tenant agrees that (i) all service of alcoholic beverages at the Premises by or for Tenant shall be in accordance with all requirements of law, and through the services of duly licensed off-premises caterers, (ii) anything in this Lease to the contrary notwithstanding, in no event shall Landlord be obligated to provide any service of alcoholic beverages at the Premises, (iii) notwithstanding the existence (on the date hereof or in the future) of any Reservations or agreements with an off-premises caterer to provide alcoholic beverage service at the Premises, (A) Tenant shall not permit such caterer to provide such service if it shall be unlawful for such caterer to provide such service (whether by reason of Landlord having a liquor license or otherwise), (B) if such service by such off-premises caterer shall not be lawful, Tenant shall be responsible, at Tenant’s cost and expense, for amending such Reservations or agreements with such off-premises caterer so that such off-premises caterer shall not provide such service, and (C) Landlord shall have no liability or obligation to Tenant in connection therewith, nor shall Tenant have any rights or remedies against Landlord or this Lease. Tenant acknowledges that Landlord shall have the right, at any time, and at Landlord’s sole option, to deactivate and/or “pocket” the liquor license applicable to the catering premises at the Facility and to take all steps and actions reasonably deemed appropriate by Landlord in connection therewith.

3.11     Throughout the Term, Tenant agrees to conduct continuously in the entire Premises the business set forth in this Article 3 and shall remain open for business (which shall include, without limitation, having on site an employee of Tenant for the purpose of discussing Reservations with potential customers, booking Reservations, and addressing issues concerning existing Reservations, between the hours of 10:00 a.m. and 7:00 p.m. on every Tuesday through Sunday).

3.12     Tenant acknowledges that Tenant is not being granted any exclusive right with respect to the use permitted by this Lease and that Landlord may permit other portions of the Facility to be used for the same or similar purposes, including but not limited to the restaurant currently operating in the Facility adjacent to the Premises.

3.13     Tenant shall provide, at Tenant’s sole cost and expense, security personnel and security services for functions in the Premises as Landlord may request from time to time.

3.14     Tenant acknowledges that Landlord’s damages resulting from any breach of the provisions of this Article are difficult, if not impossible to ascertain and agrees that, among other remedies for such breach permitted by law or the provisions of this Lease, Landlord shall be entitled to enjoin Tenant from any violation of said provisions.

ARTICLE 4

Operating and Improvement Fund and Required Improvements

4.01     Tenant hereby covenants and agrees to perform and complete the following work in and to the Leased Property in a good and workerlike manner and in accordance with the Operating Standard, at Tenant’s sole cost and expense except as otherwise provided in this Article 4 and subject to the terms and conditions of this Lease (the “Tenant Improvements”):

(a)     Repair portion of the roof over the kitchen in the Premises and other portions of the Facility roof as Landlord from time to time shall designate in writing to Tenant;

(b)     Installation of new kitchen facility in the Premises;

(c)      Pave, repave, apply blacktop to and otherwise finish such portions of the Parking Area as Landlord from time to time shall designate in writing to Tenant;

(d)     Repair and repaint rear wall on first floor of the Premises; and

(e)     Work from time to time designated by Landlord which is required so that the Premises or any other portion of the Facility designated by Landlord can be lawfully occupied and business operated thereat, or otherwise to cure any violations affecting any portion thereof.

The Tenant Improvements shall be performed in such order and with such priority as Landlord shall approve from time to time and in accordance with the provisions of this Lease, including, but not limited to, Article 6 hereof. Subject to the provisions of Article 6 hereof, Tenant shall in good faith, diligently and expeditiously commence and prosecute the Tenant Improvements and complete same as soon as reasonably practicable following the Commencement Date and in no event later than ten (10) days following the Commencement Date.

4.02     Tenant has deposited the sum of One Million ($1,000,000.00) Dollars representing the Fund, to the Fund Account, as such capitalized terms are defined in and in accordance with the provisions of the Purchase Agreement. Landlord and Tenant agree that the Fund shall be used for only the following purposes:

(a)     Subject to the provisions of this Section 4.02, up to an aggregate of $25,000 per month, on a non-cumulative basis (the “Monthly Expense Cap”) may be used to reimburse Tenant for only the following expenses of operating the Leased Property (collectively, “Reimbursable Expenses”): (i) Taxes, (ii) utilities, (iii) maintenance and repairs that are approved by Landlord, and (iv) insurance, provided that no contractor, subcontractor or supplier providing such maintenance, repairs or insurance shall be an Affiliate of Tenant and the charges for same shall not exceed prevailing charges for comparable insurance, maintenance and repairs in Essex County, New Jersey. Tenant shall request reimbursement for Reimbursable Expenses by submitting to Landlord paid invoices for any items included in Reimbursable Expenses for each month during the Term for Landlord’s approval, together with such reasonable substantiation therefore as Landlord may require. Provided this Lease is in full force and effect and Tenant is not in default under any provision hereof, upon Landlord’s approval of such invoices and substantiation, Landlord shall pay the amount thereof to Tenant from the Fund to the extent the balance remaining therein, as the Fund is disbursed and applied pursuant to the provisions of this Article 4 from time to time (the “Fund Balance”), shall be sufficient for such purpose; provided, however, that Landlord shall not be required to make a disbursement to Tenant for Reimbursable Expenses more than once per month and the aggregate amount so reimbursed during each month of the Term shall not exceed the Monthly Expense Cap. Tenant shall be responsible to pay, without reimbursement of any kind, all operating expenses of the Leased Property, that are not Reimbursable Expenses and Reimbursable Expenses that exceed the lesser of the (i) Monthly Expense Cap in any month during the Term, or (ii) Fund Balance.

(b)     The Fund Balance, if any, may be applied to the Capital Costs (as hereinafter defined) of the Tenant Improvements, provided that as of the date on which Landlord is required to make a disbursement pursuant to this Section 4.02(b) this Lease is in full force and effect and Tenant shall not be in default under this Lease in respect of any monetary obligation of Tenant (without regard to any notice or cure period) or in default under beyond any applicable notice and cure period in respect of any other obligation of Tenant under any provision hereof. Tenant shall pay all costs of the Tenant Improvements in excess of the Fund Balance. For purposes of this Article 4“Capital Costs” shall mean only those costs related to the Tenant Improvements that are required to be capitalized in accordance with generally accepted accounting principles consistently applied. Tenant shall not be entitled to receive any portion of the Fund Balance not actually expended by Tenant for Capital Costs prior to the Expiration Date or earlier termination of this Lease, nor shall Tenant have any right to apply any unexpended portion of the Fund Balance as a credit against Reimbursable Expenses in excess of the Monthly Expense Cap or any other obligation of Tenant hereunder. Landlord shall pay amounts on account of the Capital Costs of the Tenant Improvements from the Fund Balance following the final completion of each item included in the Tenant Improvements and submission by Tenant to Landlord of a written requisition, signed by Tenant and accompanied by (i) copies of paid invoices covering such Tenant Improvements, (ii) a written certification from Tenant’s architect or general contractor stating that (A) the Tenant Improvements described on such invoices have been completed in accordance with the plans and specifications approved by Landlord, (B) such work has been paid in full by Tenant, and (C) all contractors, subcontractors and materialmen have delivered to Tenant waivers of lien with respect to such work (copies of which shall be included with such architect’s certification), (iii) proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by the applicable governmental authorities with respect thereto, and (iv) such other documents and information as Landlord may reasonably request. The right to receive Landlord’s Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or otherwise.

4.03     Any portion of the Fund Balance not actually expended prior to the Expiration Date or earlier termination of this Lease shall be paid in accordance with the applicable provisions of Article 4 of the Purchase Agreement.

ARTICLE 5

Electricity and Utilities

5.01     Except as may be otherwise specifically provided in this Lease, Landlord shall not supply to the Leased Property or be responsible for the supply to the Leased Property of any utilities or services whatsoever, including, without limitation, heat, air conditioning, water, ventilation, gas, steam, waste disposal, electricity or cleaning. Tenant shall utilize all services or utilities required by Tenant (i) in compliance with (a) all Legal Requirements, (b) all rules and regulations of Landlord and any public utility or other company furnishing such service or utility, and (c) the provisions of this Lease, including, without limitation, Article 6 hereof, and (ii) so as not to exceed the operating specifications or operating parameters of any building service or equipment at the Facility.

5.02     Tenant’s use of electric current in the Leased Property shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Leased Property. Tenant shall not make or perform or permit the making or performing of any alterations to wiring installations or other electrical facilities in or serving the Leased Property without the prior written consent of Landlord in each instance. Should Landlord grant any such consent, any additional risers, feeders, or other equipment proper or necessary to supply Tenant’s electrical requirements, will be installed by Tenant, at Tenant’s expense (or, at Landlord’s option, same will be installed by Landlord, at the sole cost and expense of Tenant), if, in Landlord’s sole judgment, the same are necessary and will not cause permanent damage or injury to the Facility or the Leased Property, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or materially or unreasonably interfere with or disturb other tenants or occupants..

5.03     Anything in this Lease to the contrary notwithstanding, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy, steam, gas, water, heating, venting and/or air conditioning or other utilities, if any, furnished to the Leased Property by reason of any requirement, act or omission of the public utility serving the Facility with electricity, steam, gas, water, or other utilities, if any, or for any other reason not attributable to the gross negligence or willful misconduct of Landlord. Interruption or curtailment of such services shall not constitute a constructive eviction nor entitle Landlord to any compensation.

5.04     Landlord reserves the right without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, heating ventilating, air conditioning, gas, steam, power, water, waste disposal, electricity, labor or other service to make repairs or improvements reasonably deemed necessary or appropriate by Landlord or by reason of fire, casualty or accident, strike, labor dispute, failure of sources of supply, act of God, riot or civil disturbance, law, order, rule or regulation of any government authority or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.

ARTICLE 6

Tenant’s Changes

6.01     Tenant shall not make any alterations, improvements, installations additions or other physical changes in or about the Leased Property, including, but not limited to, the Tenant Improvements (collectively, “Tenant’s Changes”), other than Permitted Decorative Alterations (hereinafter defined) without Landlord’s prior consent, which may be withheld in Landlord’s sole discretion. For the purposes of this Lease, “Permitted Decorative Alterations” shall mean interior decorative alterations (not visible from outside the Premises) such as painting, wall coverings and carpeting, the cost of which, either individually or in the aggregate in respect of any work or changes which are related, do not exceed $5,000.00. Tenant shall not make any Tenant Changes, including without limitation Tenant Improvements and Permitted Decorative Alterations, except in accordance with the following conditions (it being understood that the performance by Tenant of the Tenant Improvements by Tenant has been approved in concept, but remains subject to the following conditions):

(a)     all Tenant’s Changes shall (1) be performed in a good and workmanlike manner, free of defects, in accordance with the plans and specifications required under Section 6.01(b) hereof, (2) be performed by the contractors required under Section 6.01(c) hereof, and shall otherwise be of material, workmanship, quality, manufacture and design, at least equal to the Operating Standard, (3) (except for Permitted Decorative Installations) be performed under the supervision of a licensed architect required under Section 6.01(b) hereof or a construction manager approved by Landlord, (4) be performed in compliance with all Legal Requirements and the terms of this Lease, and (5) utilize and/or include only equipment that shall be in good and safe operating condition, of a quality at least equal to Operating Standard, and shall not include any materials or equipment shall be subject to any lien or other encumbrance.

(b)     Tenant, at Tenant’s expense, shall (i) prepare and furnish to Landlord detailed architectural and engineering working drawings in connection with all Tenant’s Changes, and (ii) file all required architectural, mechanical and electrical drawings with all appropriate governmental authorities and obtain all necessary approvals and permits, and Tenant shall obtain Landlord’s prior written approval of the drawings referred to in clauses (i) and (ii) hereof, which approval Landlord may withhold in its sole and absolute discretion;

(c)     the architect and/or engineer utilized by Tenant to prepare Tenant’s working drawings in connection with Tenant’s Changes and the contractor who shall perform Tenant’s Changes shall be subject to Landlord’s prior written approval; provided, however, Landlord’s approval to the contractor that performs the Tenant’s Changes (notwithstanding that Landlord’s prior approval shall be required to the Tenant’s Changes themselves) shall not be required for (1) Permitted Decorative Alterations, (2) demolition of non-structural, non-bearing interior walls which are not visible from outside the Premises and which demolition does not require any change to or re-routing of, or otherwise affect, any mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities (including any systems or facilities exclusively serving the Premises), or (3) carpentry work associated with the installation of kitchen equipment (it being understood however, that all electrical and plumbing work and all other work (whether or not relating to the kitchen installations) shall be performed by professionals duly licensed in the State of New Jersey;

(d)     prior to the commencement of Tenant’s Changes, Tenant shall furnish to Landlord certificates evidencing the existence of (y) worker’s compensation insurance covering all persons employed for such work, and (2) commercial general liability and property damage insurance naming Landlord, its designees, Landlord’s managing agent, any Superior Mortgagee or Superior Lessor or other party or person whose name is furnished by Landlord to Tenant, and Tenant as insureds with coverage of at least $1,000,000 single limit, with $24,000,000 umbrella liability with respect to each of the liability coverages required hereunder;

(e)     Tenant shall reimburse Landlord, within twenty (20) days after being billed therefor, for all out-of-pocket costs incurred by Landlord for the fees of any architect, engineer and/or construction consultant retained by Landlord for reviewing Tenant’s plans and inspecting Tenant’s Changes and the performance thereof; and

(f)     Tenant shall perform Tenant’s Changes in accordance with Landlord’s then standard rules and regulations with respect to construction at the Facility.

6.02     Tenant agrees that Tenant’s Changes will be performed only between the hours of 8:00 a.m. and 6:00 p.m. on Monday through Fridays (legal holidays excepted), and between the hours of 10:00 am and 6:00 p.m. on Saturdays (legal holidays excepted), unless otherwise directed by Landlord (it being agreed that that Tenant will not perform any Tenant Changes during any period which, in the reasonable judgment of Landlord, would interfere with the preparation for or conduct of any booking, event, or reservation, provided that Landlord shall provide to Tenant not less than three (3) business days (or such shorter notice as may be practical under the circumstances) prior notice (which may be oral if given to one of Buyer’s Principals (as defined in the Purchase Agreement) or to the manager of the Facility) of the time(s) such preparation and conduct is scheduled). Tenant further agrees that (i) Tenant Changes will be performed without disturbance to any occupants of the Facility, (ii) Tenant will immediately (after completing such immediate work as may be necessary to avoid danger of injury to person or damage to property) cease any work upon notice by Landlord (which may be oral if given to one of Buyer’s Principals or to the manager of the Facility) that any work is disturbing any occupants of the Facility), and (iii) Tenant’s work shall not affect the structural and mechanical parts of the Facility. At any and all times during the progress of Tenant’s Changes, Landlord shall be entitled to have a representative or representatives on the site to inspect Tenant’s Changes (but no such inspection shall give rise to any liability or obligation on the part of Landlord), and such representative or representatives shall have free and unrestricted access to any and every part of the Leased Property. Tenant shall advise Landlord in writing of Tenant’s general contractor and all subcontractors who are to perform Tenant’s Changes, and such contractors shall be subject to Landlord’s prior written approval.

6.03     Tenant, in performing Tenant’s Changes will, at its own cost and expense, promptly comply with all applicable Legal Requirements, including without limitation the Americans with Disabilities Act, 42 U.S.C.A. §§ 12101 et seq. (the “ADA”). Tenant shall not do or fail to do any act which shall or may render the Leased Property or the Facility liable to any mechanic’s lien or other lien and if any such lien or liens be filed against the Facility or against Tenant’s Changes, or any part thereof, Tenant will, at Tenant’s own cost and expense, promptly remove the same of record within thirty (30) days after the filing of such lien or liens; or in default thereof, Landlord may cause any such lien or liens to be removed of record by payment of bond or otherwise, as Landlord may elect, and Tenant will reimburse Landlord for all reasonable costs and expenses incurred by Landlord incidental to the removal of any such lien or liens incurred by Landlord. Tenant shall indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges or payments of any kind whatsoever that may be incurred or become chargeable against Landlord or the Facility, or Tenant’s Changes or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the Leased Property in connection with Tenant’s Changes (and Tenant’s obligations hereunder shall survive the expiration or termination of this Lease). All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Leased Property or any part thereof, are hereby charged with notice that liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for Tenant’s Changes or for any other purpose.

6.04     Landlord, prior to granting its consent to any Tenant’s Changes, may impose such conditions (in addition to those expressly provided in this Lease) as to guarantee of completion and payment and of restoration or otherwise as Landlord may consider desirable. In no event shall Landlord be required to grant its consent to any Tenant’s Changes which would physically affect any part of the Facility outside of the Leased Property or would in Landlord’s judgment adversely affect the proper functioning of any of the mechanical, electrical, sanitary or other service systems of the Facility or the structural elements of the Facility.

6.05     Tenant agrees that the performance of Tenant’s Changes shall not violate Landlord’s union contracts, if any, affecting the Facility, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Landlord or any tenant or occupant of the Facility. Tenant shall immediately stop work or other activity in connection with Tenant’s Changes if Landlord notifies Tenant that continuing such work or activity (i) would violate Landlord’s union contracts affecting the Facility, or (ii) may create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Landlord or any tenant or occupant of the Facility.

6.06     Upon completion of Tenant’s Changes, Tenant, at Tenant’s sole cost and expense, shall deliver to Landlord the following:

(a)     evidence satisfactory to Landlord that all of Tenant’s Changes have been completed and paid for in full, that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived, and that no security interests relating thereto are outstanding;

(b)     as-built plans and specifications showing the exact nature and location of Tenant’s Changes; and

(c)     a certificate of a registered architect or licensed professional engineer certifying to Landlord that Tenant’s Changes has been completed in a good and workmanlike manner and in accordance with the final plans approved by Landlord and in compliance with all applicable Legal Requirements.

6.07     All Tenant Changes shall be the property of Landlord and shall not be removed by Tenant without the prior approval of Landlord. The preceding sentence notwithstanding, on or prior to the date of expiration or termination of this Lease Tenant shall, at Tenant’s expense, remove all of tenant’s personal property and, unless otherwise directed by Landlord remove any Tenant Changes which have not been approved by Landlord. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Facility caused by Tenant’s removal of any Tenant Changes or Tenant’s personal property, and if Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for Landlord’s cost of repairing and restoring such damage. The obligations of Tenant under this provision shall survive the expiration or termination of this Lease.

6.08     The approval of plans or specifications, or the consent by Landlord to the making of any Tenant Changes, or the inspection by Landlord of any Tenant Changes, does not constitute Landlord’s agreement or representation that such plans, specifications or Tenant Changes comply with any Legal Requirements or the certificate of occupancy or any other permit. Landlord shall have no liability to Tenant or any other party in connection with Landlord’s approval of plans and specifications, or any architect or contractor, for any Tenant Changes, or Landlord’s consent to Tenant’s performing any Tenant Changes. If, as the result of any Tenant Changes made by or on behalf of Tenant, Landlord is required to make any alterations or improvements to any part of the Facility in order to comply with any Legal Requirements, whether or not in the Premises, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements upon demand by Landlord.

ARTICLE 7

Notices

7.01     Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this Lease or pursuant to any applicable Legal Requirement, law or requirement of public authority (collectively, “notices” shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if sent by next business day delivery by a nationally recognized overnight courier service (e.g., Federal Express) requiring receipt for delivery or registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, addressed to the other part as follows:

If to Landlord:

WO Grand Hotel, LLC
c/o Wilshire Enterprises, Inc.
One Gateway Center
10th Floor
Newark, New Jersey 07102
Attention: Dan Pryor, President
Fax: 201 420 6012

with a copy to:

Herrick Feinstein LLP
210 Carnegie Center
Princeton, New Jersey 08540
Phone: (609) 452-3807
Fax: (609) 520-9095
Attn: Mark B. Rosenman, Esq.

and if to Tenant:

PLEASANT VALLEY 350 CATERING ASSOCIATES, L.L.C.
131 U.S. Route 46, Suite 45
Lodi, New Jersey 07644
Phone: (201) 705 3774
Fax: (973) 779 5149
Attention: Mr. David Weiss
With a copy to:
Feinstein Raiss Kelin & Booker, LLC
100 Executive Drive, Suite 360
West Orange, NJ 07052
Phone: (973) 324-5400
Fax: (973) 731-4669
Attn: Larry Raiss, Esq.

and shall be deemed to have been given, rendered or made (x) on the first business day following the date sent if sent by a nationally recognized courier service or (y) on the second business day following the day so mailed, unless mailed to a location outside of the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Notwithstanding the foregoing, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Facility or during a postal strike, notices may be hand delivered to a party at the address to which notices to that party are to be sent, provided that the same notice is also sent in the manner set forth above.

7.02     In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, such service to be effected as provided in this Article 7.

7.03     Whenever Landlord is required or desires to send any notice or other communication to Tenant under or pursuant to this Lease, such notice or communication, if sent by the Landlord’s managing agent or its attorneys, shall, for all purposes, be deemed to have been sent by Landlord.

ARTICLE 8

Subordination; Attornment

8.01     This Lease and all rights of Tenant under this Lease are subject and subordinate to any and all ground or underlying leases and to any and all mortgages now or hereafter affecting the Leased Property, or the real property of which the Leased Property forms a part, and to any renewals, modifications, consolidations, replacements or extensions of any such leases or mortgages. This provision is self-operative and no further instrument of subordination is required. Tenant shall, however, within ten (10) days following request therefor, execute and deliver to Landlord any instrument evidencing or confirming this subordination and, if Tenant shall fail to do so, Landlord is hereby irrevocably authorized (as attorney-in-fact, coupled with an interest) to execute any such instrument for and on behalf of Tenant. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called a “Superior Lease” and the lessor of a Superior Lease or its successor-in-interest, at the time referred to, is herein called a “Superior Lessor”; and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called a “Superior Mortgage” and the holder of a Superior Mortgage is herein called a “Superior Mortgagee.”

8.02     If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called a “Successor Landlord) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be (i) liable for any previous act or omission of Landlord under this Lease, (ii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, or (iii) bound by any previous modification of this Lease which was not approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

8.03     If any act of omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord, and to any Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

8.04     No alteration or modification of any of the provisions of this Lease, nor any cancellation or surrender of this Lease, shall be valid or binding against the existing Superior Lessor and the existing Superior Mortgagee or any other Superior Mortgagee or Superior Lessor whose name and address shall have been furnished to Tenant in writing unless the same shall have been approved by such Superior Mortgagee or Superior Lessor, as the case may be.

ARTICLE 9

Default and Remedies

9.01     This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant, or any guarantor of Tenant’s obligations under this Lease, shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor, if any, under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant or such guarantor, if any, under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, or such guarantor, if, any, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or such guarantor, if any, or of or for the property of Tenant, or such guarantor, if any, shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, or such guarantor, if any, as the case may be, at any time after the event continues for ninety (90) days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages pursuant to law.

9.02     This Lease and the term and estate hereby granted are subject to the further limitations that:

(a)     if Tenant shall default in the payment of any Tenant Charge and such default shall continue for five (5) days after written notice thereof has been given to Tenant, or

(b)     if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of any Tenant Charge or a default otherwise specified in subsections (c), (d), (e), or (f) of this Section 9.02) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not (i) subject Landlord or any Superior Lessor or any Superior Mortgagee to prosecution for a crime or any other fine or charge, (ii) subject the Leased Property or any part thereof or the Facility, or any part thereof, to being condemned or vacated, (iii) subject the Facility, or any part thereof, to any lien or encumbrance which is not removed or bonded within the time period required under this Lease, or (iv) result in the termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not (x) within said thirty (30) day period advise Landlord of Tenant’s intention to take all steps reasonably necessary to remedy such default, (y) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps reasonably necessary to remedy the default and (z) complete such remedy within a reasonable time after the date of said notice of Landlord, or

(c)     if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant in violation of the provisions of Article 16 hereof or otherwise there shall occur any breach of or violation of Article 16, or

(d)     if Tenant shall fail to commence business in the Premises by accepting Reservations (subject to the provisions of Section 3.09 hereof) within two (2) Business Days after the Commencement Date and thereafter continuously operate in the Premises in accordance with the provisions of Article 3 hereof, or to diligently and continuously use good faith efforts to construct and install the kitchen and otherwise perform the Tenant Improvements commencing promptly after the Commencement Date, or

(e)     if the buyer shall default under the Purchase Agreement, or

(f)     if David Weiss and Daniel Sawicki. shall no longer be responsible for the day to day activities of Tenant or shall no longer hold seventy-five percent (75%) and twenty five percent (25%), respectively, of all of the ownership interests in and to Tenant, then, in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day was the Expiration Date.

9.03     Tenant, recognizing that this Lease and the Purchase Agreement are a part of the same transaction hereby agrees that a default under this Lease shall be a default under the Purchase Agreement, and in such event, Landlord shall be entitled to exercise all of its rights and remedies under this Lease and the Purchase Agreement.

ARTICLE 10

Reentry by Landlord

10.01     If Tenant shall default in the payment of any Tenant Charges, and such default shall continue for five (5) days after written notice thereof has been given to Tenant, or if this Lease shall terminate as provided in Article 9 hereof, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Leased Property, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force (pursuant to legal process), without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Leased Property. The word “reenter,” as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 9, or if Landlord shall reenter the Leased Property under the provisions of this Article 10 or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord all Tenant Charges due Landlord through the date of such termination, or of such recovery of possession of the Leased Property by Landlord, as the case may be, and shall also pay to Landlord damages pursuant to law.

10.02     In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

10.03     If this Lease shall terminate under the provisions of Article 9 hereof, or if Landlord shall reenter the Leased Property under the provisions of this Article 10, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord but such monies shall be credited by Landlord against all amounts due from Tenant at the time of such termination or reentry or, at Landlord’s option, against any damages payable by Tenant pursuant to law.

ARTICLE 11

Surrender

11.01     On the Expiration Date or upon any earlier termination of this Lease, or upon any reentry by Landlord upon the Leased Property, Tenant shall quit and surrender to Landlord, the Leased Property including, without limitation, all FF&E in the Premises, “broom-clean” and in good order, condition and repair, except for ordinary wear and tear.

11.02     No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Leased Property, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and each Superior Lessor and Superior Mortgagee whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent.

11.03     If the Leased Property is not surrendered and vacated as and at the time required by this Lease, Tenant shall be liable to Landlord for all losses and damages which Landlord may incur or sustain by reason thereof, including, without limitation, legal fees and disbursements, and Tenant shall indemnify Landlord against all claims made by any succeeding tenants against Landlord or otherwise arising out of or resulting from the failure of Tenant to timely surrender and vacate the Leased Property in accordance with the provisions of this Lease. The parties recognize end agree that the damage to Landlord resulting from any failure by Tenant to timely surrender the Leased Property will be substantial, will exceed the amount of monthly Tenant Charges theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Leased Property is not surrendered to Landlord within two (2) Business Days after the Expiration Date or sooner termination of the Term, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Leased Property after expiration or termination of the Term, a sum equal to the greater of (i) $5,000 per month or (ii) two hundred (200%) percent of the fair market rental value of the Leased Property, as reasonable determined by Landlord. The aforesaid obligations shall survive the expiration or sooner termination of the Term.

11.04     Immediately upon the expiration or termination of this Lease Tenant (unless such expiration or termination is simultaneous with a closing of the transaction under the Purchase Agreement) Tenant shall (i) assign to Landlord such Reservations (including, without limitation, Special Reservations) as Landlord shall elect, including, without limitation, the Reservation Deposits respecting such Reservations, and (ii) deliver to Landlord the Reservation Deposits respecting the Reservations so assigned to Landlord, and (iii) deliver to Landlord all other agreements and documents respecting the Reservations so assigned to Landlord. This provision shall survive the expiration or termination of this Lease (unless such expiration or termination is simultaneous with a closing of the transaction under the Purchase Agreement).

ARTICLE 12

Tenant’s Insurance

12.01     From and after the date of this Lease and throughout the Term Tenant, at the sole cost and expense of Tenant, shall maintain in full force and effect with responsible insurance companies licensed to do business in the State of New Jersey and satisfactory to Landlord, the following insurance:

(a)     all risk property insurance against loss or damage by fire, windstorm, vandalism and malicious mischief and such other hazards as are included in so-called “extended coverage” or as may be otherwise reasonably required by Landlord (including, without limitation, theft and, if applicable, boiler and machinery coverage), covering all FF&E and improvements and betterments in the Leased Property for their full replacement value, such insurance to include a replacement cost endorsement and a “waiver of co-insurance” clause;

(b)     commercial general liability insurance on an occurrence basis for death, bodily and personal injury (including contractor’s liability) and property damage occurring on or about the Leased Property with limits of liability in the amount of at least $1,000,000 combined single limit for any one occurrence, which insurance coverage shall also include, without limitation, (1) products and completed operations insurance with the aforesaid limits, (2) hired, non-owned automobile liability insurance with the aforesaid limits (if applicable), and (3) garage keeper’s liability insurance with limits of $100,000 per incident;

(c)     workers’ compensation insurance and disability insurance subject to statutory limits or better, as required by applicable Legal Requirements;

(d)     dram shop/liquor legal liability insurance with respect to the Leased Property and the operations of Tenant with limits of not less than $1,000,000 per occurrence with respect to personal injury and property damage;

(e)     automobile liability insurance (if Tenant shall own or lease or use any vehicles in connection with its business at the Premises) with limits of not less than $1,000,000 per occurrence with respect to personal injury and property damage;

(f)     during the performance of an Tenant’s Changes, until completion thereof, Builder’s risk insurance on an “all risk” basis and on a completed value form for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) and any Superior Mortgagee or Superior Lessor in all work incorporated in the Facility and all materials and equipment in or about the Premises;

(g)     $24,000,000 umbrella liability with respect to each of the liability coverages required hereunder;

(h)     such other insurance which Landlord may, from time to time, reasonably require arising out of Tenant’s use or manner of use of the Leased Property, and that is generally required to be obtained by operators of comparable facilities in Essex County, New Jersey.

12.02     Any deductible under the insurance policies provided by Tenant as required by this Article 12 shall be subject to Landlord’s approval (not to be unreasonably withheld) and all such insurance, other than the insurance referred to in paragraph (c) hereof, shall (i) be carried in favor of Landlord, Landlord’s members, Landlord’s managing agent and Tenant, as their interests may appear, and if requested by Landlord, any such insurance shall include the interest of Superior Mortgagee(s) and Superior Lessor(s) (it being understood that Landlord, Wilshire Enterprises, Inc., Proud Three, LLC, Landlord’s managing agent and such other parties that Landlord shall designate shall be named as additional insureds on such policies) and shall provide that the loss, if any, shall be payable jointly to such Superior Mortgagee(s), Superior Lessor(s), Landlord and Tenant, as their respective interests may appear (ii) provide primary coverage without contribution from any other insurance carried by Landlord or any Superior Mortgagee or Superior Lessor named as additional insured, and (iii) provide for not less than twenty (20) days’ prior written notice to Landlord and to any such Superior Mortgagee(s) and such Superior Lessor(s), of any cancellation, election not to renew or material alteration thereof. Tenant shall deliver to Landlord such policies or certificates thereof with evidence of the payment of premiums therefor before entering into possession of the Leased Property, and shall procure and deliver to Landlord renewals thereof with evidence of the payment of premiums therefor at least thirty (30) days before the expiration of any such policies, which certificates shall be in form reasonably satisfactory to Landlord. Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due, including the execution and delivery by Tenant to Landlord of such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance moneys. For purposes of this Article 12, “insurance” shall be deemed to mean valid and collectible insurance written on an “occurrence” basis, covering losses in respect of occurrences during the entire term of this Lease. Any certificate of such insurance furnished by Tenant to Landlord shall clearly specify the occurrence basis upon which such policy is written.

12.03     Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Leased Property and the Facility, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire and other hazards; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery.

12.04     Tenant shall give immediate notice to Landlord of any accident, loss or damage or dangerous or defective condition in, to or of the Leased Property or any part thereof or the fixtures or other property of Landlord therein of which Tenant has knowledge. Such notice shall not, however, be deemed or construed to impose upon Landlord any obligation to perform any work to be performed by Tenant under this Lease.

12.05     Notwithstanding anything in this Lease to the contrary, unless otherwise specifically directed by Landlord in each instance, Tenant shall not permit any off-premises caterer (including, without limitation, the Approved Off-Premises Caterers (hereafter defined) and/or the caterers listed on Exhibit C), to come into the Premises, or to provide any services at the Premises, unless, prior to coming upon the Premises, such caterer provides to each of Landlord and Tenant certificates reasonably satisfactory to Landlord, demonstrating that such off-premises caterer has (and will have, at the time of coming upon the Premises) insurance coverage which meets all of the requirements set forth in Section 12.01 (not including subsections (a) and (f) of Section 12.01), Section 12.02, and Section 12.03, protecting the interests of such off-premises caterer, Landlord, Landlord’s members, Landlord’s managing agent and Tenant, as their interests may appear, and if requested by Landlord, the interest of Superior Mortgagee(s) and Superior Lessor(s) (it being understood that Landlord, Wilshire Enterprises, Inc., Proud Three, LLC, Landlord’s managing agent, Tenant and such other parties that Landlord shall designate shall be named as additional insureds on such policies)); provided, however, that the umbrella liability coverage described in Section 12.01(g) may be in the amount of $10,000,000, rather than $24,000,000.

12.06     Notwithstanding anything in this Lease to the contrary, Landlord, at any time, and only for such duration as Landlord shall elect in its sole discretion, may (solely by specific written waiver to such effect signed by Landlord and delivered to Tenant) waive any or all of the requirements that Tenant provide all or any of the insurance otherwise to be obtained and maintained by Tenant pursuant to this Lease, it being understood that in such case (1) Landlord shall have the option, but not the obligation, and solely during such period as Landlord shall determine in its sole discretion, to name Tenant as an additional insured on Landlord’s policies of liability insurance (and Tenant freely and fully shall cooperate with Landlord in connection therewith), (2) subject to Section 12.07, such waiver may be revoked at any time by Landlord, in its sole discretion, by not less than two (2) Business Days notice to Tenant, (3) no such waiver by Landlord shall in any manner waive or release (or be deemed to waive or release) any liability or obligation of Tenant under this Lease (including, without limitation, any indemnification obligation of Tenant), and all of such liabilities and obligation of Tenant (including, without limitation, any indemnification obligations of Tenant) shall at all times remain in full force and effect, (4) any such waiver must be specific and in writing, signed by Landlord and delivered by Landlord to Tenant, and (5) (a) Landlord shall have no liability or obligation to Tenant concerning the sufficiency or adequacy or the limits of any such insurance policies maintained by Landlord (nor shall any of such limits in any way limit or waive any of the liabilities or obligations of Tenant (or any guarantor) under this Lease including, without limitation, any indemnification obligations of Tenant) under this Lease, (b) Landlord shall have no liability or obligation concerning any deductibles or exclusions concerning any such insurance policies maintained by Landlord, or the coverage provisions, coverage conditions, or coverage limitations in any such insurance policies maintained by Landlord (nor shall any of such deductibles, exclusions, coverage provisions, coverage conditions or coverage limitations in any way limit or waive any of the liabilities or obligations of Tenant (or any guarantor) under this Lease including, without limitation, any indemnification obligations of Tenant), (c) Landlord shall have no liability or obligation to Tenant concerning the solvency or insolvency of any insurer selected by Landlord, or the willingness or ability of any such insurer to pay any claim respecting any insurance (nor shall any of such solvency, insolvency or unwillingness or inability to pay any claim in any way limit or waive any of the liabilities or obligations of Tenant (or any guarantor) under this Lease including, without limitation, any indemnification obligations of Tenant) under this Lease, (d) Landlord shall have no obligation or liability to Tenant if all or any of Landlord’s insurance carriers shall, with or without notice to Landlord and/or Tenant, cancel, terminate, reduce, or amend any insurance coverage in favor or Landlord and/or Tenant (nor shall any of such cancellation, termination, reduction or amendment in any way limit or waive any of the liabilities or obligations of Tenant (or any guarantor) under this Lease including, without limitation, any indemnification obligations of Tenant under this Lease), (e) Landlord shall have no obligation or liability to Tenant if Landlord shall request that Tenant be removed or deleted as an additional insured under Landlord’s insurance in accordance with Section 12.07 (nor shall any such removal or deletion in any way limit or waive any of the liabilities or obligations of Tenant (or any guarantor) under this Lease including, without limitation, any indemnification obligations of Tenant) under this Lease) and (f) TENANT AND EACH GUARANTOR OF THIS LEASE HEREBY FOREVER WAIVES AND RELEASES (X) ANY AND ALL DEFENSES AND AFFIRMATIVE DEFENSES, OFFSETS, AND RIGHTS OF RECOUPMENT AGAINST ANY SUITS, ACTIONS OR CLAIMS BY LANDLORD AND (Y) ANY AND ALL SUITS, CLAIMS, ACTIONS, COUNTERCLAIMS, CROSS-CLAIMS, AND CAUSES OF ACTION AGAINST LANDLORD, WILSHIRE ENTERPRISES, INC., PROUD THREE, LLC, LANDLORD’S MANAGING AGENT, AND ALL OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, PARTNERS, AGENTS, REPRESENTATIVES, PRINCIPALS AND AFFILIATES OF THE FOREGOING, in each case based upon any or all of the matters, circumstances, conditions and things described or referred in subclauses (a), (b), (c), (d) and/or (e) of this clause (5) of this sentence.

12.07     Landlord and Tenant acknowledge that on the date hereof Tenant does not have in place any of the insurance coverage that Tenant is required to obtain and maintain pursuant to this Lease, and Landlord hereby waives the obligation of Tenant to obtain such insurance for the period from the date hereof until the date thirty (30) days after the date hereof (but nothing herein shall waive any other liability or obligation of Tenant including, without limitation, and indemnification obligation of Tenant), provided that Tenant shall comply with its obligations under this Section 12.07 and otherwise duly and timely perform its obligations under this Lease. Tenant agrees to use its best efforts to obtain all such insurance as soon as possible after the date of this Lease, and to provide Landlord evidence of same; and Tenant thereafter shall maintain all such insurance in force and effect. Landlord has requested that Landlord’s insurer name Tenant as an additional insured on the liability policies respecting the Facility which, on the date hereof, are maintained by Landlord. Subject to the provisions of Section 12.06 (and provided that Tenant shall comply with its obligations under this Section 12.07 and otherwise duly and timely perform its obligations under this Lease), (x) Landlord shall not, prior to the date thirty (30) days after the date of this Lease, request that Tenant be removed as an additional insured from such policies (unless this Lease is sooner terminated), unless Tenant shall be in default under this Lease, or unless Landlord otherwise shall have reasonable cause to do so, and (y) Landlord shall provide to Tenant not less than five (5) Business Days notice before requesting that Tenant be removed as an additional insured from such policies. Upon request by Landlord from time to time, Tenant shall fully apprise Landlord of Tenants efforts to obtain the insurance required to be maintained by Tenant under this Lease. Anything in this Lease to the contrary notwithstanding (and in addition to all other rights and remedies of Landlord, and notwithstanding the waiver by Landlord herein described), Tenant shall be solely responsible for, and shall pay, not later than five (5) Business Days after demand from Landlord from time to time, one hundred percent (100%) of any increased insurance costs incurred by Landlord by reason of the failure by Tenant to obtain and/or maintain the insurance otherwise required to be maintained by Tenant under this Lease.

12.08     Anything in this Lease to the contrary notwithstanding, Tenant shall not and shall not suffer to occur, any cooking, baking or similar activity, or any activity which is similarly hazardous, at the Premises until Tenant shall have obtained and shall have in place or all of the insurance coverage that Tenant is required to obtain and maintain pursuant to this Lease.

12.09     Tenant shall at all times keep Landlord fully apprised of all increases to the value of the Premises and/or any fixtures, equipment or personal property therein, including, without limitation, all increases in value resulting from Tenant’s Changes which have been made or which are being made.

12.10     It is understood that Landlord, at any time or times, in Landlord’s sole discretion, shall have the right, without notice to Tenant, to increase, decrease or change the amounts of insurance (if any) Landlord shall maintain, and/or the provisions, coverages and/or carriers of such insurance, and/or to cancel or terminate any such insurance coverages.

ARTICLE 13

Non-Liability, Indemnification and Costs

13.01     Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and save harmless Landlord, Landlord’s manager, members and partners, and any Superior Mortgagee or Superior Lessor against and from (i) any and all claim of whatever nature arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors; (ii) all claims arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and (A) occurring during the Term in or about the Leased Property, and (B) occurring outside of the Leased Property or anywhere within or about the Facility including the sidewalks leading to the entrances of the Leased Property and the ramps and driveways leading into and out of the Leased Property, to the extent such accident, injury or damage results or is claimed to have resulted from any act, omission or negligence of Tenant or Tenant’s agents, contractors, servants, employees, invitees or visitors; (iii) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed, including, without limitation, Tenant’s failure to comply with any Legal Requirements; and (iv) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed or constructed in the Leased Property, or the filing of any tax return in connection therewith regardless of whether such tax is imposed upon Landlord or Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof including without limitation, attorneys’ fees and disbursements. Notwithstanding anything else set forth herein, the indemnification obligation of Tenant pursuant to this provision shall not be applicable to the extent of any damage, liability or claim results from the intentional wrongful act or gross negligence of Landlord, its contractors, agents, servants, employees, visitors, licensees or invitees (other than Tenant, or Tenant’s agents, contractors, servants, employees, invitees or visitors). Tenant’s indemnity pursuant to the provisions of this Section 13.01 shall survive the expiration or sooner termination of this Lease.

13.02     Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Leased Property and any improvements therein and appurtenances thereto and all portions of the Facility solely at their risk and Tenant and all those claiming by, through or under Tenant, hereby release Landlord and any Superior Mortgagee(s) and Superior Lessor(s), to the full extent permitted by law, from all claims, of every kind, including loss of life, bodily or personal injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption, arising directly or indirectly out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof.

13.03     Neither Landlord nor any Superior Mortgagee(s) or Superior Lessor(s) shall be responsible or liable for damages at any time, for any defects, latent or otherwise, in the Facility or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable for damages at any time for loss of life, or bodily or personal injury or damage to property, or for business interruption, to, through or under Tenant, caused by or resulting from bursting, breaking, leaking, running, seeping, overflooding or backing up of water, steam, gas or sewage, in any part of the Leased Property or caused by or resulting from acts of God or the elements, or resulting from any defects or negligence on the occupancy, construction, operation or use of the Facility, including the Leased Property or any of the equipment, fixtures, machinery, appliances or apparatus therein.

ARTICLE 14

Brokerage

14.01     Each of Tenant and Landlord represents to the other that the indemnifying party has not dealt or negotiated with any broker in connection with this Lease. Each of Tenant and Landlord agrees to hold harmless and indemnify the other from and against any and all liabilities and expenses, including, without limitation, legal fees and other costs resulting from a breach of the foregoing representation.

ARTICLE 15

Landlord’s Liability; Tenant’s Remedies

15.01     Notwithstanding anything contained in this Lease or in any rule of law or statute to the contrary, to the extent that Landlord shall at any time have any liability under, pursuant to or in connection with this Lease, neither Tenant nor any other party shall seek any personal or money judgment against Landlord, but shall only pursue any such rights or remedies against the interest of Landlord in the Facility. In no event, and under no circumstances, shall Landlord or any officer, employee, agent or principal (disclosed or undisclosed) of Landlord have any personal liability or monetary obligation of any kind under or pursuant to this Lease. Any attempt by Tenant to seek any such personal liability or monetary obligation shall, in addition to and not in limitation of Landlord’s other rights, powers, privileges and remedies under the terms and provisions of this Lease, immediately vest in Landlord the unconditional right to cancel this Lease on no less than three (3) days’ prior written notice to Tenant. The provisions of this Section 15.01 shall survive the Expiration Date or earlier termination of this Lease.

15.02     Tenant agrees that its sole remedies in cases where Landlord’s reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this Lease, or any rider or separate agreement relating to this Lease, if any, shall be those in the nature of an injunction, declaratory judgment or specific performance; the rights to money damages or other remedies being hereby specifically waived.

ARTICLE 16

Assignment, Mortgaging, Subletting

16.01     Tenant covenants and agrees for Tenant and its successors, assigns and legal representatives, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law or otherwise), and that neither the Leased Property, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, or will be sublet, in whole or in part, without the prior written consent of Landlord in every case, which consent may be withheld in Landlord’s sole and absolute discretion. Any assignment, mortgage, encumbrance or other transfer or any sublease made without Seller’s prior written consent shall be null and void, and shall constitute a default under this Lease which is not capable of being cured. For the purposes of this Article 16, any change in ownership or control (as such term is defined in Section 3.03 hereof) of Tenant shall be deemed to be an assignment of this Lease. Tenant represents that on the date hereof, (i) the ultimate owners of Tenant are David Weiss, an individual, and Daniel Sawicki, an individual, respectively owning, directly, seventy-five percent (75%) and twenty-five percent (25%) of the ultimate equity interests in Tenant and (ii) David Weiss and Daniel Sawicki, collectively, have the right to and actually do exercise control of Tenant.

ARTICLE 17

Furniture, Fixtures and Equipment

17.01     All floor coverings and all heating, ventilating, air conditioning, plumbing, ducting, electrical and sprinkler systems, machinery and equipment, furniture, furnishings and other articles of personal property whether currently or hereafter installed or existing in the Premises at any time either by Tenant or by Landlord, whether or not attached to or affixed to the Premises (collectively, “FF&E” which term includes any additions to or replacements of any of the foregoing) shall, unless and until the Closing occurs, be the property of Landlord. Tenant shall not remove any FF&E from the Premises unless such FF&E is replaced with a comparable item of FF&E of at least equal quality. If this Lease expires other than as a result of the Closing or upon any earlier termination of this Lease, the FF&E shall remain upon and be surrendered with the Premises. Throughout the Term, Tenant shall, at its sole cost and expense (but subject to the provisions of Section 4.02 hereof) cause all of the items of FF&E to be in proper working order and in good condition (reasonable wear and tear excepted) (and to the extent Tenant’s obligations accrue prior to the expiration or termination of this Lease, such obligations of Tenant shall survive the expiration or termination of this Lease).

17.02     Tenant covenants and agrees that no lien or security interest, whether by way of conditional bill of sale, chattel mortgage, Uniform Commercial Code financing statement or instrument of similar import, shall be placed or allowed to remain upon any FF&E, whether or not any of same is affixed to the Premises or the Facility and Tenant shall not enter into any equipment lease for any FF&E (collectively, “Liens”). If any Lien is filed against Tenant, the Leased Property or the Facility, Tenant will, immediately upon notice thereof from Landlord, cause such Lien to be removed or discharged at Tenant’s sole cost and expense, and Tenant’s failure to do so shall constitute a material breach of this Lease (and to the extent Tenant’s obligations accrue prior to the expiration or termination of this Lease, or any Lien is filed which relates to any act or wrongful inaction of Tenant prior to the expiration or termination of this Lease, such obligations of Tenant shall survive the expiration or termination of this Lease).

ARTICLE 18

Compliance with Laws

18.01     Tenant, at Tenant’s sole cost and expense, shall comply with all applicable laws, resolutions, codes, rules and regulations of any department, bureau, agency or any governmental authority having jurisdiction over the operation, occupancy, maintenance and use of the Leased Property (collectively, “Legal Requirements”) relating in any way to the Leased Property including, without limitation, Tenant’s use and operation thereof and any Tenant’s Changes. Tenant agrees to indemnify and save Landlord harmless from and against any claim, penalty, loss, damage or expense (including reasonable attorneys’ fees and disbursements) imposed by reason of a violation of any Legal Requirement in any way related to the Leased Property (and to the extent Tenant’s obligations accrue prior to the expiration or termination of this Lease, or any claim, penalty, loss, damage or expense (including reasonable attorneys’ fees and disbursements) imposed by reason of a violation of any Legal Requirement is filed which relates to any act or wrongful inaction of Tenant prior to the expiration or termination of this Lease, such obligations of Tenant shall survive the expiration or termination of this Lease).

18.02     If and to the extent that that City of West Orange requires installation of a fence across the parking lot at the Facility, Landlord, at Landlord’s expense, shall be responsible for installation of such fence.

ARTICLE 19

Repairs

19.01     Tenant, throughout the Term, shall take good care of the Leased Property, the fixtures and appurtenances therein (including, without limitation, any equipment installed by Tenant in accordance with the provisions of this Lease, and all installations required for the furnishing to the Leased Property of the services enumerated in Article 4 hereof), and the entrance doors thereto and, at Tenant’s sole cost and expense, shall make all repairs to the Leased Property, whether structural or non-structural, foreseen or unforeseen, ordinary or extraordinary, as and when needed to preserve the same in good working order and condition and to comply with the Operating Standard. In addition, all damage or injury to any part of the Facility, or to its fixtures, equipment and appurtenances, or to the sidewalks or curbs adjacent to the Facility, whether requiring structural or nonstructural repairs, caused by or resulting from (i) the moving of any FF&E or (ii) any act, omission, neglect or improper conduct of, Tenant’s servants, employees, invitees or licensees, or (iii) Tenant’s Changes or the performance thereof, shall be repaired promptly, either by Landlord at Tenant’s sole cost and expense, to the satisfaction of Landlord or, at Landlord’s option, such repairs shall be performed by Tenant at Tenant’s sole cost and expense. All the aforesaid repairs shall be of a quality or class equal to the original work or construction and shall be made in accordance with the provisions of Article 6 hereof. If Tenant fails to proceeds with due diligence to make any repairs required to be made by Tenant, and such failure continues for five (5) Business Days after the giving of notice by Landlord (except that no such notice or five (5) Business Days period shall be required in any circumstance in which Landlord reasonably deems prompt action required in order to avoid risk of injury to person or damage to property, or which Landlord otherwise reasonably deems an emergency), same may be made by Landlord, and the expenses thereby incurred by Landlord shall be collectible as Tenant Charges. Tenant shall give Landlord prompt notice of any defective condition in any mechanical, electric, sanitary, plumbing, utility or other service system (or any part thereof) located in, servicing or passing through the Leased Property.

ARTICLE 20

Landlord’s Access

20.01     Tenant shall permit Landlord to erect, use, maintain and repair pipes, ducts, cables, conduits, plumbing, vents and wires in, to and through the Leased Property and staging, scaffolding, protective sidewalk coverings, and the like in and around the exterior of the Facility, including, without limitation, near the entrance to the Premises, in connection with interior and exterior renovations and repairs and construction by Landlord as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Facility or to the extent necessary to accommodate the requirements of other tenants. All such work shall be done, so far as practicable in the good faith judgment of Landlord, in such manner as to avoid unreasonable and unnecessary interference with Tenant’s use of the Leased Property but shall not be required to be done on an overtime or expedited basis and in no event whatsoever shall Tenant be entitled to any compensation therefor or to make any claim of constructive eviction. Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant) and hold harmless Tenant from and against any claim, cost, expense, liability or obligation to the extent arising from damage to property or injury to person directly caused by Landlord in connection with any work performed by Landlord pursuant to this provision, but such obligation to Landlord shall not include any punitive or consequential damages, or any damages suffered or incurred by Tenant in connection with any interruption of or disruption of Tenant’s business or occupancy.

20.02     Landlord and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral) except in the case of emergency, in which event notice shall not be required, (i) to examine the Premises, (ii) to show the Premises to prospective purchasers or mortgagees of the Facility and their respective agents and representatives or others, and (iii) to make such repairs, alterations or additions to the Leased Property or the Facility (without any obligation to do so) (A) as Landlord may deem necessary or desirable, or (B) which Landlord may elect to perform following Tenant’s failure to perform and Landlord shall be allowed to take all material into the Premises that may be required for the performance of such work without the same constituting an actual or constructive eviction of Tenant in whole or in part.

20.03     All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, including exterior walls, exterior core corridor walls, and doors and entrances (other than doors and entrances solely connecting areas within the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, risers, fan rooms, electrical and communications closets, stairways, mail chutes, conduits and other mechanical facilities and Facility systems are not part of the Leased Property, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Facility operation, maintenance, alteration and repair.

ARTICLE 21

Signs

21.01     Tenant shall not display any lettering, sign, advertisement, notice or object and shall permit no such display on the windows or doors or on the exterior of the perimeter walls of the Premises or the Facility except with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. Landlord shall have the right to remove any signs, displays or other installations installed by Tenant in violation of this Section 21.01 if Tenant shall not have removed same within twenty-four (24) hours after Landlord shall have given written notice to Tenant of said violation and to charge Tenant for the cost of such removal and any repairs necessitated thereby, without liability to Landlord for such removal. In such event, Tenant shall immediately install replacement signs, displays or other installations, as the case may be, which are satisfactory to Landlord. Tenant shall maintain and keep in effect at Tenant’s cost during the Term (i) all permits and licenses required for Tenant’s signs on the exterior of the Facility and (ii) customary insurance coverage relating to such signs naming Landlord and any other party or person whose name is furnished by Landlord to Tenant in writing as additional insureds thereunder. Tenant shall not place or install or suffer to be placed or installed or maintained within the Leased Property any temporary or non-professionally made sign of any kind or nature, nor shall Tenant place or maintain on the Premises, including, without limitation, on the glass of any window or door thereof, any sign, decoration, lettering, advertising matter, shade or blind or other thing of any kind. At the Expiration Date or earlier termination of this Lease, Tenant, at its own cost and expense, shall remove or cause to be removed all such signs or other installations and repair any damage to the Leased Property caused by such removal. In the event Tenant fails to remove or cause to be removed the same within two (2) Business Days following the Expiration Date or earlier termination of this Lease, then Landlord shall have the right, without notice to Tenant, to remove any such signs or other installations and to dispose of the same and to charge Tenant for the cost of such removal and disposition and any repairs necessitated thereby without liability to Tenant for such removal and disposition.

ARTICLE 22

Hazardous Material

22.01     Tenant shall not cause or permit, any Hazardous Material (as such term is defined in the Purchase Agreement) to be brought or remain upon, kept or used in or about the Leased Property or the Facility.

22.02     In addition to, and in no way limiting Tenant’s duties and obligations as set forth in this Lease, or if the presence of any Hazardous Material in or upon the Leased Property or the Facility, that Tenant causes or permits to be brought upon, used, remained upon or kept at the Leased Property results in contamination of the Leased Property, the Facility, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Leased Property or the Facility by any Hazardous Material otherwise occurs for which Tenant is otherwise legally liable to Landlord for damage resulting therefrom, Tenant shall indemnify, save harmless, and, at Landlord’s option and with attorneys approved in writing by Landlord (such approval not to be unreasonably withheld or delayed), defend Landlord, Landlord’s manager, and its agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature, including, without limitation, diminution in value of the Leased Property or the Facility, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Leased Property or the Facility, damages arising from any adverse impact on marketing space in the Facility, and sums paid in settlement of claims and for attorney’s fees, consultant fees and expert fees, which may arise during or after the Term or any extension thereof as a result of such contamination, including, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency, or political subdivision because of Hazardous Material present on or about the Leased Property or the Facility or anywhere else which emanated from Tenant or the Leased Property. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Leased Property or the Facility, caused or permitted by Tenant results in any contamination of the Leased Property or the Facility, Tenant shall, at its sole expense, promptly take all actions as are necessary to return the Leased Property and/or the Facility to the condition existing prior to the introduction of any such Hazardous Material to the Leased Property and/or the Facility; provided, however, that Landlord’s approval of such actions shall first be obtained. The provisions of this Section 22.03 shall survive the Expiration Date or earlier termination of this Lease.

22.03     If any laws, orders, rules or regulations of any applicable governmental authority require that any asbestos or other Hazardous Material contained in or about the Leased Property be removed, encapsulated or otherwise remediated in any particular manner in connection with any Tenant’s Changes, then it shall be Tenant’s obligation, at Tenant’s expense, to remove encapsulate or otherwise remediate such asbestos or any other Hazardous Material in accordance with all such laws, orders, rules and regulations. In the event Tenant is required to remediate such asbestos or other Hazardous Material in accordance with the foregoing provisions of this Article 22, then notwithstanding anything herein to the contrary, Landlord, at Landlord’s election, shall have the option to remediate such asbestos or other Hazardous Material and, in such event, Tenant shall reimburse Landlord, as Tenant Charges, for all of Landlord’s costs and expenses in connection therewith within ten (10) days next following the rendition of a statement by Landlord to Tenant requesting such reimbursement.

ARTICLE 23

Casualty

23.01     In the event of any fire or other casualty constituting a Non-Material Casualty or a Material Casualty (as such terms are defined in the Purchase Agreement) which does not result in the termination of the Purchase Agreement, this Lease shall continue in full force and effect, and (a) if the casualty shall occur prior to the date that is ninety (90) days prior to the Closing, Landlord shall repair the damage to and restore and rebuild the Facility and the Leased Property (excluding Tenant’s improvements and betterments and the FF&E) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage, provided that Landlord shall not be required to expend any amount in excess of the insurance proceeds actually received by Landlord with respect to such casualty, and (b) Tenant shall repair the damage to and restore and repair Tenant’s improvements and betterments and the FF&E with reasonable dispatch after such damage or destruction. Such work by Tenant shall be deemed Tenant’s Changes for the purposes of Article 6 hereof. Notwithstanding the provisions of this Section 23.01 to the contrary, if the casualty shall occur within ninety (90) days prior to Closing, then Landlord shall have no obligation to restore the Facility or the Leased Property and the provisions of Section 16.4(b) of the Purchase Agreement shall apply to the rights and obligations of Landlord and Tenant in such circumstances.

23.02     In the event that a Material Casualty (as such term is defined in the Purchase Agreement) results in the termination of the Purchase Agreement, this Lease shall automatically terminate simultaneously with the termination of the Purchase Agreement. Neither party shall have any right to terminate this Lease as a result of a fire or other casualty except in the event of a Material Casualty which results in the termination of the Purchase Agreement.

23.03     Landlord will not be obligated to carry insurance of any kind on the FF&E or any improvements and betterments, and shall not be obligated to repair any damage to or replace any FF&E. Tenant agrees to look first to its insurance for recovery of any damage to or loss of FF&E. If Tenant shall fail to maintain such insurance, Landlord shall have the right to obtain same and the cost thereof shall be Tenant Charges under this Lease and payable by Tenant to Landlord on demand.

ARTICLE 24

Condemnation

24.01     In the event of any Non-Material Taking or any Material Taking (as such terms are defined in the Purchase Agreement) that does not result in the termination of the Purchase Agreement, this Lease shall continue in full force and effect. In the event of any Material Taking which results in the termination of the Purchase Agreement, this Lease shall automatically terminate simultaneously with the termination of the Purchase Agreement. The proceeds of any condemnation award shall be paid in accordance with the provisions of Section 16.4(a) of the Purchase Agreement.

ARTICLE 25

Estoppel Certificate

25.01     Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) Business Days prior notice, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the Tenant Charges have been paid, stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, and certifying as to any other information regarding this Lease as Landlord shall reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

ARTICLE 26

Miscellaneous

26.01     Each term, covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent upon any of the other terms of this Lease. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, arbitration, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any draft of this Lease and no such deletion or strike out shall be entered into evidence in any such action, suit, arbitration, dispute or proceeding nor given any weight therein.

26.02     Neither the submission of this Lease form to Tenant nor the execution of this Lease by Tenant shall constitute an offer by Landlord to lease the Leased Property to Tenant. This Lease shall not be or become binding upon Landlord to any extent or for any purpose unless and until it is executed by Landlord and a fully executed counterpart thereof is delivered to Tenant.

26.03     This Lease shall be governed in all respects by the laws of the State of New Jersey.

26.04     If, in connection with obtaining financing for the Facility, a bank, insurance company or other lending institution shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder, and do not materially increase any other obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

26.05     The Schedules and/or Exhibits annexed to this Lease shall be deemed part of this Lease with the same force and effect as if such Schedules and/or Exhibits were numbered Articles of this Lease.

26.06     Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the Facility, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.

26.07     If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

26.08     Tenant shall not place or permit to be placed any vending machines in the Leased Property, except with the prior written consent of Landlord in each instance.

26.09     The Article headings of this Lease are for convenience only and are not to be given any effect whatsoever in construing this Lease.

26.10     Landlord and Tenant each represent that the individual signing this Lease on its behalf is duly authorized to sign this Lease on its behalf.

26.11     Tenant shall not record this Lease or any memorandum hereof, and any such recording of this Lease by Tenant shall be invalid and of no force or effect.

26.12     All references in this Lease to Sections and Articles shall be deemed to refer to Sections and Articles in this Lease.

26.13     Except as expressly provided in Article 23 and Article 24 hereof, the obligations of Tenant under this Lease shall be in no way affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, nor shall it be deemed a constructive eviction because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control.

26.14     The execution and performance of this Lease, Landlord’s and Tenant’s review and approval rights (if any) described in this Lease, the agreements of the parties in this Lease and the exercise of any rights hereunder, are not intended, and shall not be construed, to create a partnership, joint venture or co-tenancy between Landlord and Tenant. Furthermore, the execution of this Lease by Landlord and Tenant shall not create (and neither Landlord nor Tenant intends to create) any relationship of principal and agent between Landlord or Tenant, or any partnership or joint venture relationship between Landlord and Tenant. Neither Landlord nor Tenant shall be deemed to be a fiduciary of the other party.

26.15     Landlord shall have the right to establish, modify, change and enforce rules and regulations with respect to the Facility and Tenant shall observe and comply with all such rules and regulations. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce any rules and regulations or terms, covenants or conditions in any other lease against any other Facility tenant, and Landlord shall not be liable to Tenant for violation of the rules and regulations by any other tenant, its employees, agents, visitors or licensees.

26.16     Landlord and Tenant acknowledge and agree that this is a “net” Lease and the amounts payable by Tenant hereunder shall not be subject to offset, abatement, defense, or counterclaim of any kind and, except as specifically set forth herein, Landlord shall not be required to provide any service or incur any expense with respect to the Leased Property or Tenant’s use and operation thereof.

26.17     This Lease constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof, and any prior understandings and agreements between the parties have been merged into this Lease and the Purchase Agreement. This Lease may not be changed, modified, or discharged, in whole or in part, except by a writing made after the date hereof signed by the party against whom enforcement of the change, modification, or discharge is sought. Nothing in this provision shall waive, terminate or affect the Purchase Agreement, or the references in this Lease to the Purchase Agreement.

26.18     This Lease may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. This Lease may be executed by facsimile signature, which shall be as binding as original signature.

26.19     Tenant and the guarantors of this Lease hereby confirm that they have reviewed and approved the Purchase Agreement.

26.20     Anything in this Lease to the contrary notwithstanding, Tenant (unless otherwise directed by Landlord) at all times freely shall allow all persons (provided such persons are properly attired) reasonable access and egress to and from the portion of the Facility rented under the Restaurant Lease (as defined in the Purchase Agreement) across the Premises and to and from the portion of the Facility operated as a Hotel, including, without limitation, use of the corridor connecting the Premises, the portion of the Facility rented under the Restaurant Lease, and the portion of the Facility operated as a Hotel.

26.21      (a)     Tenant acknowledges, that, with the consent of Buyer’s Principals, Landlord has requested that Kroll Inc. or an affiliate of Kroll Inc. conduct background investigations concerning Buyer’s Principals and provide reports of such investigations (“Kroll Reports”).

(b)     In the event that any of the Kroll Reports include any information concerning any of Buyer’s Principals that Landlord, in Landlord’s reasonable judgment, deems of such nature that Landlord’s reputation could be adversely affected by engaging in a transaction with any of Buyer’s Principals or otherwise being associated with any of Buyer’s Principals, then Seller shall have the right to terminate this Lease by notice to Tenant (it being agreed by Tenant that notice by the seller under the Purchase Agreement to the buyer thereunder terminating the Purchase Agreement shall ipso facto also be deemed notice to Tenant under this Lease by Landlord terminating this Lease pursuant to this provision) in which event this Lease shall thereupon be deemed terminated, and neither party hereto shall have any obligations of any nature to the other hereunder or by reason hereof, except for those provisions that expressly survive such termination; provided, however, that such notice terminating this Lease pursuant to this provision must be given not later than the date ten (10) days after receipt by Landlord of the last of the Kroll Reports concerning Buyer’s Principals to be received by Landlord.

ARTICLE 27

Guaranty.

27.01     To induce Landlord to enter into this Lease, David Weiss and Daniel Sawicki (individually and collectively, jointly and severally, “Guarantor”) in accordance with and subject to the provisions of this Article 27 (this “Guaranty”), jointly and severally, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety: (i) the full and prompt payment of all Tenant Charges, and (ii) the full and timely performance of all covenants, terms, conditions, obligations, indemnities, and agreements to be performed by Tenant under this Lease (all of the obligations described in clauses (i) and (ii), collectively, the “Obligations”).

27.02     Guarantor agrees with Landlord that (i) any action, suit or proceeding of any kind or nature whatsoever (an “Action”) commenced by Landlord against Guarantor to collect any Tenant Charges due under this Lease for any month or months shall not prejudice in any way Landlord’s rights to collect any such amounts due for any subsequent month or months throughout the term of this Lease in any subsequent Action, (ii) Landlord may, at its option, without prior notice or demand, join Guarantor in any Action against Tenant in connection with or based upon this Lease or any of the Obligations, (iii) Landlord may, to the extent permitted under this Guaranty, seek and obtain recovery against Guarantor in an Action against Tenant or in any independent Action against Guarantor without Landlord first asserting, prosecuting, or exhausting any remedy or claim against Tenant or against any security of Tenant held by Landlord under this Lease, and (iv) Guarantor will be conclusively bound in any jurisdiction by a judgment in any Action by Landlord against Tenant, as if Guarantor were a party to such Action, even though Guarantor is not joined as a party in such Action.

27.03     This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any Action against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance.

27.04     This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of: (i) any modifications, amendments or termination of this Lease, (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations, (iii) any extension of time that may be granted by Landlord to Tenant, (iv) any assignment or transfer of all of any part of Tenant’s interest under this Lease, (v) any further subletting of the Premises, (vi) any other dealings or matters occurring between Landlord and Tenant, (viii) the taking by Landlord of any additional guarantees from other persons or entities, (viii) the releasing by Landlord of any other guarantor, (ix) Landlord’s release of any security provided under this Lease, or (x) Landlord’s failure to perfect any landlord’s lien or other security interest available under applicable law. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions. This Guaranty and the liability of Guarantor hereunder shall not be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy resulting from the operation of any present or future provision of the United States Bankruptcy Code or any other statute or from the decision of any court interpreting any of the same. It is understood that this Guaranty shall cease and shall be no longer effective upon the Expiration Date or earlier termination of this Lease except for obligations of Tenant that are specifically referenced in this Lease to survive the Expiration Date or termination of this Lease, or that have accrued under this Lease prior to the Expiration Date or sooner termination of this Lease, which surviving obligations are specifically agreed to include, without limitation, any indemnification obligations of Tenant pursuant to this Lease.

27.05     Guarantor waives (i) notice of acceptance of this Guaranty, (ii) notice of any actions taken by Landlord or Tenant under this Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of Tenant Charges, or of any other defaults by Tenant under this Lease, and (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 27.05, might constitute grounds for relieving Guarantor of his obligations hereunder.

27.06     Guarantor waives trial by jury of any and all issues arising in any Action upon, under or in connection with this Guaranty, this Lease, the Obligations, and any and all negotiations or agreements in connection therewith.

27.07     Guarantor represents and warrants to Landlord that:

(a)     Guarantor is a citizen of United States of America and has all requisite power and authority to enter into and perform his obligations under this Guaranty.

(b)     The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene applicable law or any contractual restriction binding on or affecting Guarantor or any of his properties, or (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of his properties.

(c)     This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

27.08     There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator which may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

27.09     Guarantor owns 100% of the membership interest in Tenant.

27.10     All consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be given as provided this Lease and shall be addressed to Guarantor at Guarantor’s address set forth on the signature page of this Lease.

27.11     Guarantor hereby irrevocably (i) submits to the jurisdiction of any New Jersey or Federal court sitting in New Jersey in any Action arising out of or relating to this Guaranty, and (ii) agrees that all claims in respect of such Action may be heard and determined in such New Jersey State or Federal court. Service of process in any such Action may be made by mailing or delivering such process to Guarantor at his address specified on the signature page hereof. Guarantor agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. Nothing set forth herein shall limit or affect Landlord’s right to serve legal process in any other manner permitted by law.

27.12     Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise (i) any objection which it may have or may hereafter have to the laying of the venue of any such Action brought any of the courts described in Section 27.11 hereof, (ii) any claim that any such Action brought in any such court has been brought in an inconvenient forum, or (iii) any claim that Guarantor is not personally subject to the jurisdiction of any such courts. Guarantor agrees that final judgment in any such Action brought in any such court shall be conclusive and binding upon Guarantor and may be enforced by Landlord in the courts of any state, in any federal court, and in any other courts having jurisdiction over Guarantor or any of his property, and Guarantor agrees not to assert any defense, counterclaim or right of set-off in any Action brought by Landlord to enforce such judgment.

27.13     Guarantor hereby irrevocably waives, with respect to himself and his property, any immunity from the jurisdiction of any court or from any legal process, to which Guarantor may be entitled, and agrees not to assert any claims of any such immunities in any Action brought by Landlord under or in connection with this Guaranty. Guarantor acknowledges that the making of such waivers, and Landlord’s reliance on the enforceability thereof, is a material inducement to Landlord to enter into this Lease.

27.14     Guarantor specifically acknowledges and agrees to the provisions set forth in Section 12.06 of this Lease.

27.15     The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and his heirs, successors, legal representatives and assigns, and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

27.16     Guarantor may execute this instrument in counterparts each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument. Guarantor may execute this instrument by facsimile signature, which shall be as binding as original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

LANDLORD:
WO GRAND HOTEL, LLC
By WILSHIRE ENTERPRISES, INC.,

Managing Member

By:
Daniel C. Pryor
President

TENANT:
PLEASANT VALLEY 350 CATERING ASSOCIATES, L.L.C.

By:
Name:
Title: Managing Member

As to Article 27:
Guarantor:

Name: David Weiss

Address:

Name: Daniel Sawicki
Address:

EXHIBIT A

Facility Floor Plan

The floor plan which follows is intended solely to identify the general location of the Facility, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

A-1

1 FIRST FLOOR PLAN SURVEY

2 SEC.FLOR PLAN SURVEY

3 THIRD FLOR PLAN SURVEY

WILSHIRE

West Orange Hotel Associates, L.L.C.

Architectural Hotel Survey

Block: 152.22, Lot: 1429
Pleasant Valley Way, West Orange, NJ

RADIUS architecture & design

SU.C.2.01

A-2

EXHIBIT B

Premises Floor Plan

The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

B-1

WILSHIRE
West Orange Hotel Associates, L.L.C.
RADIUS
SU.C.2.01
HOTEL
RESTAURANT
CATERING
1 FIRST FLOOR PLAN SURVEY
2 SEC.FLOR PLAN SURVEY
3 THIRD FLOR PLAN SURVEY

KEY
IDENTIFIES CATERING PREMISES

B-2

EXHIBIT C

Landlord’s Reservations

The following schedule of Landlord’s Reservations shall apply only to the extent such Reservations pertain to dates after the commencement of the term of this Lease.

Banquet Functions For 2005

Banquet	Type	Date	Liquor (Y/N)

Hershkowitz Party	Barmitzvah	10/1/05	N

UMDNJ	Lunch Meeting	10/15/05	N

POA	Business Meeting	10/19/05	N

Travel Impressions	Travel Expo	10/26/05	Y

Kraus Hamlet	Wedding	10/29/05	Y

Rooney Party	Sweet 16	11/4/05	Y

Pecknay Party	Batmitzvah	11/12/05	Y

POA	Business Meeting	11/16/05	N

Blassberg Party	Wedding	11/26/05	Y

Continental Systems	Holiday Party	12/9/05	Y

Spurling Party	Batmitzvah	12/17/05	Y

C-1

Banquet Functions For 2006.			Liquor (Y/N)

Garfinkel Barmitzvah	1/7/06	Richfield Regency	Y

American Savings Meeting	1/19/06	Inhouse	N

Buchbinder Barmitzvah	2/10-2/12/06	Total Event	Y

Schwartz Barmitzvah	3/4/06	Total Event	Y

Glinn Barmitzvah	4/23/06	Richfield Regency	Y

Freeman Wedding	5/28/06	TBD	Y

Wilder Barmitzvah	6/3/06	Richfield Regency	Y

Miller Barmitzvah	6/10/06	Richfield Regency	Y

Berkowitz Barmitzvah	10/28-29/06	Prestige	Y

C-2